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[LOGO]                                                         EXHIBIT (a)(1)(A)

                          CITADEL BROADCASTING COMPANY
                           OFFER TO PURCHASE FOR CASH
    ALL OUTSTANDING SHARES OF 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK
                                      AND
                         CONSENT SOLICITATION STATEMENT
                      TO ADOPT PROPOSED AMENDMENTS TO THE
                  PREFERRED STOCK CERTIFICATE OF DESIGNATIONS

OUR OFFER AND CONSENT SOLICITATION AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON TUESDAY, JUNE 26, 2001, UNLESS OUR OFFER AND CONSENT SOLICITATION ARE EXTENDED. WE MAY EXTEND OUR OFFER AND CONSENT SOLICITATION PERIOD AT ANY TIME.

CITADEL BROADCASTING COMPANY IS:

    - offering to purchase for cash all outstanding shares of its 13 1/4% series B exchangeable preferred stock, which is referred to as the "preferred stock," in a tender offer for a total purchase price, or the "offer consideration," per share, calculated in accordance with
      Schedule I, equal to:

       - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield, which is explained in greater detail below; PLUS

       - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002 up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield; PLUS

       - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per share of preferred stock on July 1, 2002, which amount does not include accrued dividends payable on July 1, 2002, determined on the basis of the fixed spread yield; DIVIDED BY

       - the aggregate number of shares of preferred stock then outstanding;
         MINUS

       - the consent payment of $2.00 per share of preferred stock; and

    - soliciting your consent to amend substantially all of the restrictive covenants contained in the certificate of designations for the preferred stock.

For purposes of calculating the offer consideration, the "fixed spread yield" shall equal the sum of:

    - the yield on the 6 3/8% U.S. Treasury note due June 30, 2002, as calculated by the dealer manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, or the "price determination date," which will be the eleventh business day immediately preceding the scheduled expiration date, as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the dealer manager shall select in its sole discretion); and

    - a fixed spread of 150 basis points.

If you tender a fractional share, we will pay you the offer consideration and, if you tender your shares prior to the consent date, the consent payment per share multiplied by that fraction of a share.

IF YOU WANT TO TENDER YOUR SHARES OF PREFERRED STOCK, YOU SHOULD:

    - specify the number of shares, or fraction of a share, you want to tender; and

    - follow the instructions in this document and the related documents, including the accompanying consent and letter of transmittal, to submit your shares.

Our shares of preferred stock are quoted on the Over The Counter Bulletin Board under the symbol "CTDB.O." You are urged to obtain current market quotations for the preferred stock.

Our offer is conditioned on a majority of the outstanding shares of preferred stock being tendered and is subject to the other conditions discussed in
Section 6.

Our board of directors and the board of directors of Citadel Communications Corporation, our parent company, have approved this offer and consent solicitation. Our board of directors and the board of directors of Citadel Communications each recommends that our preferred stockholders tender their shares of preferred stock in response to this offer and consent to the proposed amendments. IF YOU DECIDE TO TENDER YOUR SHARES OF PREFERRED STOCK, YOU MUST CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THOSE SHARES.

This document contains important information about our offer. We urge you to read it in its entirety.

                      THE DEALER MANAGER FOR THE OFFER AND
            THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                                   JP MORGAN

May 4, 2001
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                              IMPORTANT PROCEDURES

    If you want to tender all or part of your shares, you must do one of the following before our offer expires:

    - if your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your shares for you, or

    - if you hold certificates in your own name, complete, sign and date a consent and letter of transmittal according to its instructions, and deliver it, together with any required signature guarantees, the certificates for your shares and any other documents required by the consent and letter of transmittal, to The Bank of New York, the depositary for our offer, or

    - if you are an institution participating in The Depository Trust Company, which we call the "book-entry transfer facility" in this document, tender your shares according to the procedure for book-entry transfer described in Section 4.

    If you want to tender your shares but

    - your certificates for the shares are not immediately available or cannot be delivered to the depositary, or

    - you cannot comply with the procedure for book-entry transfer, or

    - your other required documents cannot be delivered to the depositary by the expiration of our offer,

you can still tender your shares if you comply with the guaranteed delivery procedure described in Section 4.

    TO TENDER YOUR SHARES YOU MUST FOLLOW THE PROCEDURES DESCRIBED IN THIS DOCUMENT, THE CONSENT AND LETTER OF TRANSMITTAL AND THE OTHER DOCUMENTS RELATED TO OUR OFFER AND CONSENT SOLICITATION.

    If you have questions or need assistance, you should contact Innisfree M&A Incorporated, the information agent for our offer, or J.P. Morgan
Securities Inc., the dealer manager for our offer, at their respective addresses and telephone numbers on the back page of this document. You may request additional copies of this document, the consent and letter of transmittal or the notice of guaranteed delivery from the information agent.

    WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER SHARES IN OUR OFFER AND AS TO WHETHER YOU SHOULD CONSENT TO THE PROPOSED AMENDMENTS. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF US IN CONNECTION WITH OUR OFFER AND CONSENT SOLICITATION OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE RELATED CONSENT AND LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY RECOMMENDATION, INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER OR THE INFORMATION AGENT.
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                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
SUMMARY TERM SHEET...................................................     1

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS.........................     7

OUR OFFER............................................................     8

     Introduction....................................................     8

     1.  Terms of the Offer and Consent Solicitation.................     8

     2.  Background and Purpose of Our Offer and Consent                 11
         Solicitation; Certain Effects of Our Offer and Consent
         Solicitation................................................

     3.  Proposed Amendments to Our Preferred Stock Certificate of       15
         Designations................................................

     4.  Procedures for Tendering Shares and Consenting to the           17
         Proposed Amendments.........................................

     5.  Withdrawal Rights and Revocation of Consents................    21

     6.  Conditions of Our Offer and Consent Solicitation............    22

     7.  Sources and Amount of Funds.................................    23

     8.  Certain United States Federal Income Tax Consequences.......    24

     9.  Price Range of Shares.......................................    26

    10.  Information About Us........................................    26

    11.  Fees and Expenses...........................................    27

    12.  Miscellaneous...............................................    28

Schedule I   Formula to Determine the Total Consideration and the Offer
             Consideration...............................................   SI-1

Schedule II  Hypothetical Pricing Examples...............................  SII-1

Annex A      Form of Second Certificate of Amendment to Certificate of
             the Designations, Voting Powers, Preferences and Relative,
             Participating, Optional and Other Special Rights and
             Qualifications, Limitations or Restrictions of the 13 1/4%
             Series A Exchangeable Preferred Stock and the 13 1/4% Series
             B Exchangeable Preferred Stock of Citadel Broadcasting
             Company.....................................................    A-1

Annex B      Certificate of the Designations, Voting Powers, Preferences
             and Relative, Participating, Optional and Other Special
             Rights and Qualifications, Limitations or Restrictions of
             the 13 1/4% Series A Exchangeable Preferred Stock and the
             13 1/4% Series B Exchangeable Preferred Stock of Citadel
             Broadcasting Company........................................    B-1

                                       i
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                               SUMMARY TERM SHEET

    WE ARE PROVIDING THIS SUMMARY FOR YOUR CONVENIENCE. IT HIGHLIGHTS MATERIAL INFORMATION IN THIS DOCUMENT, BUT YOU SHOULD REALIZE THAT IT DOES NOT DESCRIBE ALL OF THE DETAILS OF OUR OFFER AND CONSENT SOLICITATION TO THE SAME EXTENT THAT THEY ARE DESCRIBED IN THE BODY OF THIS DOCUMENT. WE URGE YOU TO READ THE ENTIRE DOCUMENT AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL BECAUSE THEY CONTAIN THE FULL DETAILS OF OUR OFFER AND CONSENT SOLICITATION. WHERE HELPFUL, WE HAVE INCLUDED REFERENCES TO THE SECTIONS OF THIS DOCUMENT WHERE YOU WILL FIND A MORE COMPLETE DISCUSSION.

WHO IS OFFERING TO PURCHASE MY SECURITIES? WHO IS SEEKING MY CONSENT TO THE PROPOSED AMENDMENTS?

    Citadel Broadcasting Company, a Nevada corporation.

WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES SOUGHT IN THE OFFER?

    We are seeking to purchase all of the outstanding shares of our 13 1/4% series B exchangeable preferred stock, which we refer to throughout this document as our "preferred stock." This offer includes an offer to purchase any and all shares of preferred stock outstanding at any time during this offer as well as any and all shares that you have the right to receive or will receive as payment-in-kind dividends declared on your shares of preferred stock by our board of directors on April 26, 2001. See the "Introduction" to this document and Section 1.

WHY IS CITADEL BROADCASTING OFFERING TO PURCHASE MY SECURITIES?

    We are seeking to purchase all of the outstanding shares of our preferred stock in connection with the proposed merger between FLCC Acquisition Corp. and Citadel Communications Corporation, our parent company. Under the terms of the agreement and plan of merger between FLCC Acquisition Corp., Citadel Communications and FLCC Holdings, Inc., an entity formed by Forstmann
    Little & Co. to complete the merger and the parent company of FLCC Acquisition Corp., Citadel Communications agreed to cause us to make an offer to purchase, at the direction of FLCC Holdings, all of our outstanding shares of preferred stock and to solicit consents to eliminate and/or amend certain covenants in our preferred stock certificate of designations. The completion of the merger is a condition to our completion of this offer. However, the merger is not conditioned on any minimum number of shares being tendered or on our obtaining the consent of the holders of a majority of the outstanding shares of preferred stock to amend the preferred stock certificate of designations. Following the merger, we will remain a subsidiary of Citadel Communications, which will become a wholly owned subsidiary of FLCC Holdings. See Section 2.

WHAT IS SOUGHT IN THE CONSENT SOLICITATION?

    We are seeking your consent to the proposed amendments to the preferred stock certificate of designations. These amendments will substantially eliminate all of the restrictive covenants in our existing preferred stock certificate of designations. In addition, we are seeking your consent to amend the requirement under the preferred stock certificate of designations to effect a change of control offer upon the completion of the merger; instead, this offer will qualify as a "change of control offer" under the amended preferred stock certificate of designations. Only holders of record as of May 2, 2001, the record date, may effectively deliver a consent and receive the consent payment. See the "Introduction" to this document and
    Section 1.

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HOW MUCH IS CITADEL BROADCASTING OFFERING TO PAY AND WHAT IS THE FORM OF
PAYMENT? WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

    We are offering to purchase for cash all outstanding shares of our preferred stock in a tender offer for a total purchase price, or the "offer consideration," per share, calculated in accordance with Schedule I, equal to:

       - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield, which is explained in greater detail below; PLUS

       - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002 up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield; PLUS

       - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per share of preferred stock on July 1, 2002, which amount does not include accrued dividends payable on July 1, 2002, determined on the basis of the fixed spread yield; DIVIDED BY

       - the aggregate number of shares of preferred stock then outstanding;
         MINUS

       - the consent payment of $2.00 per share of preferred stock.

    For purposes of calculating the offer consideration, the "fixed spread yield" shall equal the sum of:

       - the yield on the 6 3/8% U.S. Treasury note due June 30, 2002, as calculated by the dealer manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, or the "price determination date," which will be the eleventh business day immediately preceding the scheduled expiration date, as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the dealer manager shall select in its sole discretion); and

       - a fixed spread of 150 basis points.

    If you tender a fractional share, we will pay you the offer consideration and, if you tender your shares prior to the consent date, the consent payment per share multiplied by that fraction of a share.

    This offer includes an offer to purchase any and all shares of preferred stock outstanding at any time during this offer as well as any and all shares of preferred stock that you have the right to receive or will receive as payment-in-kind dividends declared on your shares of preferred stock by our board of directors on April 26, 2001.

    As a result, if you tender your shares of preferred stock prior to July 1, 2001, you will be deemed to have also tendered your right to those payment-in-kind shares. If we complete this offer prior to July 1, 2001, the offer consideration per share of preferred stock as currently calculated in accordance with Schedule I provides the benefit of the value of the dividends that have accrued and been declared but not yet paid as payment-in-kind shares. Therefore, you will not receive any separate offer consideration for your right to receive those payment-in-kind shares. Alternatively, if this offer is extended to or beyond July 1, 2001 and you tender your shares prior to July 1, 2001, then you will be deemed to have also tendered, and we will purchase, the shares that will be issued on July 1, 2001 as payment-in-kind dividends on the shares that you have tendered. In these circumstances, the formula for calculating the offer consideration, as set forth on Schedule I, will be adjusted, and the offer consideration for each share of preferred stock validly tendered, or deemed to have been tendered, and not withdrawn will be proportionately reduced to reflect the greater number of shares of preferred stock that will be outstanding after June 30, 2001. In this event, we will publish and circulate a supplement to this document and describe in greater detail the adjustments that will be made to the formula and the offer consideration. We will also extend this offer by an additional period of ten business days after the announcement of any such change to the formula and the offer consideration, during which time any shares previously tendered may be withdrawn.

    If you are the record owner of your shares and you tender your shares to us in the offer, you will not have to pay brokerage fees or similar expenses. If you own your shares through a broker or other nominee, and your broker tenders your shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See Section 4.

DOES CITADEL BROADCASTING HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

    Yes. Concurrently with the completion of the merger of FLCC Acquisition Corp. with Citadel Communications, we will become a party to the credit agreement, dated as of April 3, 2001, between FLCC Acquisition Corp., FLCC Holdings, certain lenders and The Chase Manhattan Bank, as administrative agent. The funds to make payment for the preferred stock and the consent payments will come from borrowings under this credit agreement.

IS CITADEL BROADCASTING'S FINANCIAL CONDITION RELEVANT TO MY DECISION ON WHETHER TO TENDER IN THE OFFER?

    We do not believe that our financial condition is important to your decision. We base this conclusion on several factors:

       - we are paying you cash for your shares;

       - our offer is not subject to any financing condition;

       - our funding will come from borrowings under a new credit facility; and

       - if you tender all of your shares of preferred stock, you will end your ownership interest in us.

    You should note that the credit agreement that we will enter into in connection with the completion of the merger and this offer and consent solicitation requires that any shares of preferred stock that remain outstanding on the closing date of the merger be EITHER:

       - as soon as possible following the closing, exchanged for our 13 1/4% exchange debentures due 2009, which we refer to in this document as our "exchange debentures," and as soon as possible thereafter the exchange debentures must be covenant defeased; OR

       - redeemed on the first optional redemption date.

WHAT IS THE PURPOSE OF THE OFFER AND CONSENT SOLICITATION?

    The purpose of the offer and consent solicitation is to enable us to eliminate or reduce the number of outstanding shares of our preferred stock and to eliminate and/or amend the application of substantially all of the restrictive covenants under our preferred stock certificate of designations, which we believe will improve our capital structure and increase our financial flexibility.

    Citadel Communications also agreed to cause us, at the direction of FLCC Holdings, simultaneously with this offer and consent solicitation, to make an offer to purchase all of our outstanding 10 1/4% senior subordinated notes due 2007 and 9 1/4% senior subordinated notes due 2008 and to solicit consents to amend or eliminate the principal restrictive covenants in the indentures governing these notes.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFER? CAN CITADEL BROADCASTING EXTEND THE OFFER AND CONSENT SOLICITATION PAST THE INITIAL EXPIRATION DATE?

    You may tender your shares until our offer expires. Currently, our offer is scheduled to expire at 12:00 noon, New York City time, on Tuesday, June 26, 2001.

    Yes, we can extend our offer past this scheduled expiration date in our sole discretion. If we choose to do so, you will be able to tender your shares until the end of the day selected as the new expiration date. We can also extend the date on which consents may be delivered and for which a consent payment may be made.

    If you cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a guaranteed delivery procedure, which is described later in this document. See Section 4.

HOW WILL I BE NOTIFIED IF CITADEL BROADCASTING EXTENDS THE OFFER AND CONSENT SOLICITATION?

    If we amend the offer and consent solicitation, we will make a public announcement no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date. If we terminate or postpone the offer and consent solicitation, we will also give written or oral notice to the depositary. See Section 6.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER AND CONSENT SOLICITATION?

    Our offer is conditioned on the stockholders tendering a majority of the outstanding shares of preferred stock and consenting to the proposed amendments, and the completion of the merger of FLCC Acquisition Corp. with Citadel Communications. Our offer is subject to a number of other conditions. We can waive some of the conditions to the offer. See
    Section 6.

HOW DO I TENDER MY SHARES AND CONSENT TO THE PROPOSED AMENDMENTS?

    To tender shares and consent to the proposed amendments, you must complete one of the actions described under "Important Procedures" on the inside front cover of this document before our offer expires. If you tender your shares, you must consent to the proposed amendments. For a more detailed explanation of the tendering process, see Section 4.

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES OR REVOKE MY CONSENT? HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES OR REVOKE MY CONSENT?

    You can withdraw tendered shares and revoke your consent at any time on or prior to the expiration of our offer, subject to applicable law. You can withdraw shares that you have already tendered by sending a notice of withdrawal or revocation, or a facsimile of one, with the required information to the depositary while you still have the right to withdraw the shares.

    A valid withdrawal of tendered shares on or prior to the expiration of the offer, however, will not be deemed a revocation of the related consents. If you decide to withdraw your tendered shares and also decide to revoke your consent related to those shares, you must expressly request the revocation of that consent in the notice withdrawing your tendered shares. See
    Section 5.

WHAT DOES CITADEL BROADCASTING'S BOARD OF DIRECTORS RECOMMEND REGARDING THE
OFFER?

    Our board of directors and the board of directors of Citadel Communications, our parent company, have approved this offer and consent solicitation. Our board of directors and the board of directors of Citadel Communications each recommends that our preferred stockholders tender their shares of preferred stock in response to this offer and consent to the proposed amendments. See the "Introduction" to this document for more information on the factors considered by our board of directors and the board of directors of Citadel Communications.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AND CONSENT SOLICITATION AFFECT MY SHARES?

    If the merger between FLCC Acquisition Corp. and Citadel Communications takes place, stockholders not tendering in the offer will continue to hold shares of our preferred stock.

    If you did not tender your shares, you can expect the following:

       - if we obtain the consent of the holders of a majority of the outstanding shares of our preferred stock to adopt the proposed amendments, substantially all of the restrictive covenants contained in the certificate of designations will be eliminated or amended. The rights of non-tendering preferred stockholders will be governed by the amended certificate of designations and your right to receive a change of control offer upon the completion of the merger between FLCC Acquisition Corp. and Citadel Communications will have been eliminated. We intend to redeem any shares of preferred stock not tendered pursuant to our offer on the earliest redemption date, which will be July 1, 2002; OR

       - if we do not obtain the consent of the holders of a majority of the outstanding shares of preferred stock to adopt the proposed amendments, then, in accordance with the terms of the existing preferred stock certificate of designations, we intend to exercise our right to exchange the outstanding shares of preferred stock for exchange debentures on the earliest dividend payment date, which will be July 1, 2001 or January 1, 2002, depending upon when the merger between FLCC Acquisition Corp. and Citadel Communications is completed. Immediately after the exchange, the covenants in the indenture governing the exchange debentures will be covenant defeased.

    The credit agreement that we will enter into in connection with the completion of the merger between FLCC Acquisition Corp. and Citadel Communications and our offer and consent solicitation requires that any shares of preferred stock that remain outstanding on the closing date of the merger be EITHER:

       - as soon as possible following the closing, exchanged for exchange debentures and as soon as possible thereafter the exchange debentures must be covenant defeased; OR

       - redeemed on the first optional redemption date.

    If the merger does not take place, however, we will not purchase any shares and the proposed amendments will not be adopted. See Section 2.

WHAT WILL HAPPEN IF LESS THAN A MAJORITY OF THE OUTSTANDING SHARES OF PREFERRED STOCK ARE VALIDLY TENDERED?

    If the merger between FLCC Acquisition Corp. and Citadel Communications takes place and less than a majority of the outstanding shares of preferred stock are validly tendered and consents given, we intend to exercise our right under the existing preferred stock certificate of designations to exchange the outstanding shares of preferred stock for exchange debentures on the earliest dividend payment date, which will be July 1, 2001 or January 1, 2002, depending upon when the merger between FLCC Acquisition Corp. and Citadel Communications is completed. Immediately after the exchange, the covenants in the indenture governing the exchange debentures will be covenant defeased.

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

    Although the preferred stock is quoted on the Over The Counter Bulletin Board, or "OTC," trading of the preferred stock is limited and sporadic. Because there is no active trading market for the preferred stock and quotations may not reflect actual trades, we do not believe it would be meaningful to provide quotations for the preferred stock.

WILL CITADEL BROADCASTING CONTINUE AS A PUBLIC REPORTING COMPANY?

    If the merger between FLCC Acquisition Corp. and Citadel Communications is completed, we intend, as promptly as practicable after the completion of this offer and consent solicitation, to suspend our reporting obligations under the Securities Exchange Act of 1934 and will thereby discontinue making periodic filings of financial statements and other information with the Securities and Exchange Commission.

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF TENDERING SHARES?

    The receipt of cash for shares pursuant to the offer will be a taxable transaction for United States federal income tax purposes and possibly for state, local and foreign income tax purposes as well. In general, a stockholder who sells shares pursuant to the offer will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares sold pursuant to the tender offer. See Section 8.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

    If you have more questions about the offer, you should contact Innisfree M&A Incorporated, the information agent, or J.P. Morgan Securities Inc., the dealer manager. See the back cover of this document for their contact information.

                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

    This document includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events affecting Citadel Broadcasting Company's business. The words "will," "intend," "anticipate" and "expect" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

    The forward-looking statements in this document are subject to risks, uncertainties and assumptions including, among other things:

    - the satisfaction of various conditions to closing of the merger transaction described in this document, and

    - the impact of current or pending legislation and regulation.

    In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this document might not transpire. Citadel Broadcasting undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

                                   OUR OFFER

TO THE HOLDERS OF 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK OF
  CITADEL BROADCASTING COMPANY:

INTRODUCTION

    We are Citadel Broadcasting Company, a Nevada corporation, and we invite our preferred stockholders to tender all of the outstanding shares of our 13 1/4% series B exchangeable preferred stock, without par value, to us for a total purchase price per share in cash, without interest, upon the terms and subject to the conditions set forth in this document and the related consent and letter of transmittal, which together constitute our "offer." Throughout this document we refer to our 13 1/4% series B exchangeable preferred stock as our "preferred stock." We also invite our preferred stockholders to consent to the proposed amendments to our preferred stock certificate of designations, upon the terms and subject to the conditions set forth in this document and the related consent and letter of transmittal, which together constitute our "consent solicitation."

    Our board of directors and the board of directors of Citadel Communications Corporation, our parent company, have approved this offer and consent solicitation. Our board of directors and the board of directors of Citadel Communications each recommends that our preferred stockholders tender their shares of preferred stock in response to this offer and consent to the proposed amendments. In reaching this conclusion, the boards considered a variety of factors, including the following:

    - preferred stockholders who tender their shares will receive a higher payment for their shares, and will receive this payment at an earlier date, than if their shares were repurchased by us pursuant to a change of control offer as provided by the existing preferred stock certificate of designations;

    - if we obtain the consents necessary to adopt the proposed amendments to the certificate of designations, any shares of preferred stock not tendered pursuant to this offer will be redeemed by us on the earliest redemption date, which is July 1, 2002, and preferred stockholders who tender their shares pursuant to this offer will receive a higher payment for their shares, and will receive this payment at an earlier date, than if their shares are redeemed on the earliest redemption date; and

    - following the merger between FLCC Acquisition Corp. and Citadel Communications,

       - if we obtain the consents necessary to adopt the proposed amendments to the certificate of designations, preferred stockholders who fail to tender their shares will own shares that are governed by the amended preferred stock certificate of designations which will lack many of the restrictive covenants currently in place; or

       - if we fail to obtain the consents necessary to adopt the proposed amendments to the certificate of designations, then, in accordance with the terms of the preferred stock certificate of designations, we intend to exercise our right to exchange the outstanding shares of preferred stock for exchange debentures on the earliest dividend payment date, I.E. July 1, 2001 or January 1, 2002, depending upon when the merger between FLCC Acquisition Corp. and Citadel Communications is completed, and immediately thereafter effectuate a defeasance of our obligations under the indenture governing these debentures.

    1.  TERMS OF THE OFFER AND CONSENT SOLICITATION.

    On the terms and subject to the conditions of our offer, we will purchase for cash all outstanding shares of preferred stock that are validly tendered before the expiration date and not withdrawn in accordance with Section 5 for a total purchase price, or the "offer consideration," per share, calculated in accordance with Schedule I, equal to:

    - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield, which is explained in greater detail below; PLUS

    - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002, up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield; PLUS

    - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per share of preferred stock on July 1, 2002, which amount does not include accrued dividends payable on July 1, 2002, determined on the basis of the fixed spread yield; DIVIDED BY

    - the aggregate numbers of shares of preferred stock then outstanding; MINUS

    - the consent payment of $2.00 per share of preferred stock.

    For purposes of calculating the offer consideration, the "fixed spread yield" shall equal the sum of:

    - the yield on the 6 3/8% U.S. Treasury Note due June 30, 2002, as calculated by the dealer manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, or the "price determination date," which will be the eleventh business day immediately preceding the scheduled expiration date, as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the dealer manager shall select in its sole discretion); and

    - a fixed spread of 150 basis points.

    If you tender a fractional share, we will pay you the offer consideration and, if you tender your shares prior to the consent date, the consent payment per share multiplied by that fraction of a share.

    This offer includes an offer to purchase any and all shares of preferred stock outstanding at any time during this offer as well as any and all shares of preferred stock that you have the right to receive or will receive as payment-in-kind dividends declared on your shares of preferred stock by our board of directors on April 26, 2001.

    As a result, if you tender your shares of preferred stock prior to July 1, 2001, you will be deemed to have also tendered your right to those payment-in-kind shares. If we complete this offer prior to July 1, 2001, the offer consideration per share of preferred stock as currently calculated in accordance with Schedule I provides the benefit of the value of the dividends that have accrued and been declared but not yet paid as payment-in-kind shares. Therefore, you will not receive any separate offer consideration for your right to receive those payment-in-kind shares. Alternatively, if this offer is extended to or beyond July 1, 2001 and you tender your shares prior to July 1, 2001, then you will be deemed to have also tendered, and we will purchase, the shares that will be issued on July 1, 2001 as payment-in-kind dividends on the shares that you have tendered. In these circumstances, the formula for calculating the offer consideration, as set forth on Schedule I, will be adjusted, and the offer consideration for each share of preferred stock validly tendered, or deemed to have been tendered, and not withdrawn will be proportionately reduced to reflect the greater number of shares of preferred stock that will be outstanding after June 30, 2001. In this event, we will publish and circulate a supplement to this document and describe in greater detail the adjustments that will be made to the formula and the offer consideration. We will also extend this offer by an additional period of ten business days after the announcement of any such change to the formula and the offer consideration, during which time any shares previously tendered may be withdrawn.

    At the same time, on the terms and subject to the conditions of the consent solicitation, we are also soliciting consents to the proposed amendments to the preferred stock certificate of designations. If you tender your shares and consent to the proposed amendments prior to 12:00 noon, New York City time, on May 18, 2001, which we refer to as the "consent date," you will be entitled to receive a "consent payment" of $2.00 for each share that is validly tendered and not withdrawn. If you tender your shares after the consent date, you will not receive the consent payment. Only a holder of record as of May 2, 2001, the record date, may effectively deliver a consent and receive the consent payment.

    Concurrently with this offer, the proposed amendments are being submitted to the holders of the outstanding preferred stock for their approval. We believe that the benefits of the proposed amendments, which will eliminate and/or amend the application of substantially all of the restrictive covenants in the preferred stock certificate of designations, will improve our capital structure and increase our flexibility in financing our future business. The proposed amendments require the approval of the holders of a majority of the outstanding shares of preferred stock, voting together as a class. OUR OFFER TO PURCHASE THE OUTSTANDING SHARES OF PREFERRED STOCK IS CONDITIONED UPON OUR OBTAINING THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE PREFERRED STOCK TO THE PROPOSED AMENDMENTS.

    For purposes of our offer and consent solicitation, the term "expiration date" means 12:00 noon, New York City time, on Tuesday, June 26, 2001, unless and until we in our sole discretion extend the period of time during which our offer and consent solicitation will remain open. If extended by us, the term "expiration date" shall refer to the latest time and date at which our offer and consent solicitation, as extended, shall expire. See Section 6 for a description of our right to extend delay, terminate or amend our offer and consent solicitation.

    As of May 3, 2001, 1,000,791.79 shares of preferred stock were outstanding with an aggregate liquidation value of $100,079,179. If the merger of FLCC Acquisition Corp. with Citadel Communications is not completed by July 1, 2001, we expect to pay approximately $6,630,245.61 in dividends in the form of payment-in-kind shares of preferred stock on that date, or 66,302.46 shares. This offer includes an offer to purchase any and all shares outstanding during the period of this offer. Therefore, if you have tendered your shares of preferred stock prior to July 1, 2001 and in the event that the merger of FLCC Acquisition Corp. with Citadel Communications is not completed by July 1, 2001 and this offer has been extended to or beyond that date, you will be deemed to have tendered those shares that will be issued as payment-in-kind dividends on July 1, 2001. If this offer has been extended to or beyond July 1, 2001 and you have not yet tendered any shares, you may tender any shares, including the payment-in-kind shares, that you hold until the expiration date.

    HOLDERS OF OUR PREFERRED STOCK WHO DESIRE TO TENDER THEIR SHARES PURSUANT TO THIS OFFER ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS. Pursuant to the terms of the consent and letter of transmittal, a holder cannot tender shares without consenting to the proposed amendments with respect to the certificate of designations. In addition, pursuant to the terms of the consent and letter of transmittal, a holder cannot complete, execute and deliver a consent and letter of transmittal prior to July 1, 2001 without also delivering a written consent with respect to any and all shares of preferred stock that the holder may receive as payment-in-kind dividends issued, during the period of this offer, on the holder's shares of preferred stock that are being tendered. Holders may not deliver consents without tendering the shares in the offer, and may not revoke consents without withdrawing the previously tendered shares to which such consents relate from the offer. Tenders of shares may be validly withdrawn at any time on or prior to the expiration date, or thereafter if required by applicable law. However, a valid withdrawal of tendered shares on or prior to the expiration date shall not be deemed a revocation of the related consents. IF, ON OR PRIOR TO THE EXPIRATION DATE, OR THEREAFTER IF REQUIRED BY APPLICABLE LAW, A HOLDER WITHDRAWING SHARES ALSO DETERMINES TO REVOKE THE CONSENT RELATED THERETO, THE HOLDER MUST EXPRESSLY REQUEST THE REVOCATION OF SUCH

CONSENT IN THE COMMUNICATION WITHDRAWING SUCH SHARES. CONSENTS MAY NOT BE REVOKED AND TENDERS OF SHARES MAY NOT BE VALIDLY WITHDRAWN AFTER THE EXPIRATION DATE UNLESS REQUIRED BY APPLICABLE LAW.

    OUR OFFER IS CONDITIONED ON A MAJORITY OF SHARES BEING TENDERED, THE COMPLETION OF THE MERGER BETWEEN FLCC ACQUISITION CORP. AND CITADEL COMMUNICATIONS, OUR PARENT COMPANY, AND THE OTHER CONDITIONS DISCUSSED IN
SECTION 6. We expect the merger to be completed during the second or third quarter of 2001.

    2. BACKGROUND AND PURPOSE OF OUR OFFER AND CONSENT SOLICITATION; CERTAIN EFFECTS OF OUR OFFER AND CONSENT SOLICITATION.

    BACKGROUND. On April 26, 2001, the stockholders of our parent company, Citadel Communications Corporation, approved the agreement and plan of merger, dated as of January 15, 2001, as amended, between FLCC Acquisition Corp., Citadel Communications and FLCC Holdings that provides for FLCC Acquisition Corp. to be merged into Citadel Communications. FLCC Acquisition Corp. is a newly formed Nevada corporation and is a wholly owned subsidiary of FLCC Holdings. Citadel Communications will be the surviving corporation of the merger and will become a wholly owned subsidiary of FLCC Holdings.

    FLCC Holdings is a corporation newly formed by Forstmann Little & Co. to complete the merger. FLC XXXI Partnership, L.P. is a New York limited partnership doing business as Forstmann Little & Co. ("Forstmann Little"). Forstmann Little is a private investment partnership that through affiliates has acquired or made significant equity investments in 28 companies. Forstmann Little will acquire Citadel Communications through its affiliates, FLCC Holdings and FLCC Acquisition Corp., each of which are described below. The general partners of Forstmann Little are FLC XXIX Partnership, L.P. and FLC XXXIII Partnership, L.P., both New York limited partnerships. The general partners of FLC XXIX are Theodore J. Forstmann, Sandra J. Horbach, Tywana LLC (a North Carolina limited liability company), Erskine B. Bowles, Thomas H. Lister, Winston W. Hutchins and Jamie C. Nicholls. The general partners of FLC XXXIII are Theodore J. Forstmann, Sandra J. Horbach, Tywana LLC, Erskine B. Bowles, Thomas H. Lister, Winston W. Hutchins and Jamie C. Nicholls. The general manager of Tywana LLC is Erskine B. Bowles.

    FLC Equity Partnership-VI, L.P. and Forstmann Little & Co. Equity Partnership-VII, L.P. (collectively, the "FL Equity Partnerships") are both Delaware limited partnerships. The general partner of each is FLC XXXII Partnership, L.P., a New York limited partnership. The general partners of FLC XXXII are Theodore J. Forstmann, Sandra J. Horbach, Tywana LLC, Erskine B. Bowles, Thomas H. Lister, Winston W. Hutchins and Jamie C. Nicholls.

    FLC XXXIII is the general partner of both Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (collectively, the "FL MBO Partnerships") which are both Delaware limited partnerships formed to provide the subordinated debt financing and a portion of the equity financing required in some transactions in which the FL Equity Partnerships participate. All of the entities and individuals listed above are collectively referred to herein as the "FL Parties." The mailing address, principal office and telephone number for each FL Party, other than Tywana LLC, are c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153, (212) 355-5656. The mailing address, principal office and telephone number for Tywana LLC are 201 North Tryon Street, Suite 2450, Charlotte, North Carolina 28202, (704) 372-2040.

    FLCC Holdings is a Delaware corporation, and FLCC Acquisition Corp. is a Nevada corporation, each newly formed by Forstmann Little for the purpose of effecting the merger. The mailing address and telephone number for FLCC Holdings and FLCC Acquisition Corp. are c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153, (212) 355-5656. Upon completion of the merger, all of the equity interests in FLCC Holdings will be held by the FL Equity Partnerships and the FL MBO Partnerships. FLCC Holdings owns all the outstanding capital stock of FLCC Acquisition Corp. It is not anticipated that, prior to the completion of the merger, FLCC Holdings or FLCC Acquisition Corp. will have any significant assets or liabilities or will engage in any activities other than those incident to the merger and the financing of the merger.

    This offer and the consent solicitation are being solicited in connection with the merger of FLCC Acquisition Corp. with Citadel Communications, with Citadel Communications as the surviving corporation, pursuant to the agreement and plan of merger. In the merger, all outstanding shares of common stock, par value $.001 per share, of Citadel Communications (other than shares owned by FLCC Holdings, Citadel Communications or any of their respective subsidiaries, all of which will be cancelled) will be converted into the right to receive in cash, without interest, an amount equal to $26.00 per share, and Citadel Communications will become a wholly owned subsidiary of FLCC Holdings. The merger is described in greater detail in Citadel Communications' Proxy Statement for its Annual Meeting of Stockholders held on April 26, 2001, a copy of which will be furnished to you by the dealer manager, the information agent or us, upon request.

    Pursuant to the agreement and plan of merger, Citadel Communications agreed that, upon the request and at the expense of FLCC Holdings, Citadel Communications would cause us to make an offer to purchase or redeem all of our outstanding shares of preferred stock and to solicit consents from the holders of not less than a majority of the outstanding shares of our preferred stock to amend our certificate of designations. Citadel Communications also agreed, that upon the request and at the expense of FLCC Holdings, Citadel Communications would cause us to make an offer to purchase or redeem all of our 10 1/4% senior subordinated notes due 2007, which we refer to as our "10 1/4% notes," and our 9 1/4% senior subordinated notes due 2008, which we refer to as our "9 1/4% notes," and to solicit consents from the holders of at least a majority in aggregate principal amount of each series of notes to amend each of the indentures governing the 10 1/4% notes and the 9 1/4% notes. The offer to purchase the 10 1/4% notes and the 9 1/4% notes and the related solicitation of consents is being made concurrently with this offer. We will not be required to complete any of these transactions until the merger has been completed or is being completed simultaneously. The merger is not conditioned on the acceptance of these offers and solicitations. However, the merger cannot be completed until certain other conditions provided in the agreement and plan of merger are satisfied, including the approval of the Federal Communications Commission, or FCC, to the transfer of control of Citadel Communications' broadcast licenses to FLCC Holdings. On April 26, 2001, the FCC granted its consent to such transfer of control. On May 1, 2001, the FCC issued a public notice stating that the grant was effective on April 26, 2001. This notice triggered a 30-day period during which third parties can ask the FCC to reconsider its decision. For an additional 10 days beyond the 30-day period, the FCC can also review and reconsider the grant on its own motion. We anticipate that the merger will be completed on the expiration date, which will be after the conclusion of such 40-day period.

    In January and February 2001, five lawsuits were filed against Citadel Communications in the District Court of Clark County, Nevada relating to the proposed merger. On January 17 and 19, 2001, two purported class actions were filed naming Citadel Communications, certain members of its board of directors, and unidentified individuals and corporations as defendants. Plaintiffs allege, among other things, that the defendant directors have breached their fiduciary duties to the stockholders of Citadel Communications and seek certification as class actions. The complaints demand various forms of relief, including injunctive relief to prevent the closing of the merger. On January 18, 2001, another complaint was filed. This purported class action names Citadel Communications and certain of its directors as defendants and alleges defendants' breach of fiduciary duty to Citadel Communications' stockholders. The various forms of relief demanded in this complaint are comparable to the forms of relief sought in the other two complaints described above. Two other purported class actions were filed on January 17, 2001 and February 13, 2001 naming as defendants Citadel Communications, certain directors of Citadel Communications, FLCC Holdings, FLCC Acquisition Corp. and Forstmann Little & Co. These complaints allege, among other things, that the defendant directors breached their fiduciary duties to Citadel Communications' stockholders and that the closing of the merger would irreparably harm the plaintiffs and members of the purported classes. The relief sought is similar to that requested in the three complaints described above.

    The parties to the litigation described above have reached an agreement in principle to settle all claims arising out of the proposed merger, pursuant to which certain changes were made to the terms of the merger agreement and Citadel Communications' Proxy Statement for its Annual Meeting of Stockholders based on the suggestions and comments of plaintiffs' counsel. Citadel Communications expects that the agreement will be memorialized in a formal settlement agreement and presented to the court for its approval.

    PURPOSE. The purpose of the offer and consent solicitation is to enable us to eliminate or reduce the number of outstanding shares of our preferred stock and to eliminate and amend the application of substantially all of the restrictive covenants under our preferred stock certificate of designations, which we believe will improve our capital structure and increase our operating and financial flexibility.

    EFFECTS AND SIGNIFICANT CONSIDERATIONS. Our purchase of the shares of our preferred stock will reduce the number of outstanding shares and the number of holders. Depending upon the number of shares purchased, the liquidity and market value of the remaining outstanding shares could be adversely affected. The proposed amendments will not become effective until they are approved by the holders of a majority of the outstanding shares of preferred stock and the amended certificate of designations has been filed with the Nevada Secretary of State.

    EFFECTS OF THE PROPOSED AMENDMENTS. Shares not purchased pursuant to the offer will remain outstanding. If the proposed amendments become effective, certain of the principal restrictive covenants contained in the certificate of designations will be eliminated or amended, increasing our operating and financial flexibility following the completion of the merger. The certificate of designations, as so revised, will continue to govern the terms of all shares that remain outstanding after the completion of the offer. The elimination or amendment of these restrictive covenants and other provisions would permit us to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or make investments which would otherwise not have been permitted pursuant to the existing certificate of designations. It is possible that any such actions that we would be permitted to take will increase the credit risk with respect to us faced by the non-tendering holders or otherwise adversely affect the interests of the non-tendering holders. See
Section 3.

    REDEMPTION. If the merger between FLCC Acquisition Corp. and Citadel Communications is completed and we obtain the requisite consents to adopt the proposed amendments to the preferred stock certificate of designations, then any untendered shares of preferred stock that remain outstanding will be governed by the amended preferred stock certificate of designations. In accordance with the terms of the preferred stock certificate of designations we intend to redeem any outstanding preferred stock on July 1, 2002 at the redemption price of 107.729% of the then effective liquidation preference.

    EXCHANGE FOR EXCHANGE DEBENTURES AND SUBSEQUENT COVENANT DEFEASANCE. If the merger between FLCC Acquisition Corp. and Citadel Communications is completed and we do not obtain the requisite consents to adopt the proposed amendments to the preferred stock certificate of designations and shares of preferred stock remain outstanding, then in accordance with the preferred stock certificate of designations we intend to exercise our right to exchange outstanding shares of preferred stock for the exchange debentures on the next dividend payment date, I.E. July 1, 2001 or January 1, 2002, depending upon the date of completion of the merger. Simultaneously with the exchange of the preferred stock for the exchange debentures, we intend to effect a covenant defeasance under the indenture governing the newly issued exchange debentures. A covenant defeasance means that we may elect to terminate some of the covenants in the indenture governing the exchange debentures if we take specified actions, including irrevocably depositing funds in trust, in accordance with the indenture, in an amount sufficient to pay and discharge the principal of and interest on the exchange debentures to maturity or redemption, as the case may be. For a description of the indenture governing the terms of our exchange debentures, we refer you to our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933 on December 30, 1997.

    OTHER INDEBTEDNESS. In connection with the merger, this offer and this consent solicitation, on April 3, 2001, FLCC Holdings, FLCC Acquisition Corp., The Chase Manhattan Bank and certain other lenders entered into a credit agreement which provides that, concurrent with the merger, we will become a party to the credit agreement. Under the credit agreement, the lenders have agreed to provide an aggregate principal amount of $700 million in revolving loans and term loans to us, and we may, at our option and subject to certain conditions specified in the credit agreement, borrow an additional $400 million in revolving loans and term loans to fund future acquisitions and to use for general corporate purposes. The loans under the credit agreement will be conditioned on certain customary conditions and will contain customary representations and warranties, covenants and events of default. The credit agreement requires that any shares of preferred stock that remain outstanding on the closing date of the merger between FLCC Acquisition Corp. and Citadel Communications be EITHER: (1) as soon as possible following the closing, exchanged for exchange debentures and as soon as possible thereafter the exchange debentures must be covenant defeased OR (2) redeemed on the first optional redemption date. A covenant defeasance means that we may elect to terminate some of the covenants in the indenture governing the exchange debentures if we take specified actions, including irrevocably depositing funds in trust, in accordance with the indenture, in an amount sufficient to pay and discharge the principal of and interest on the exchange debentures to maturity or redemption, as the case may be. The credit agreement also requires that we redeem, on the earliest optional redemption date, any 10 1/4% notes and 9 1/4% notes not tendered pursuant to our offers to purchase these notes. The credit agreement also provides that the obligation of the lenders to make loans to us is conditioned upon the repayment or covenant defeasance of at least 90% in aggregate principal amount of our outstanding 10 1/4% notes and 9 1/4% notes. Accordingly, if less than 90% in aggregate principal amount of our outstanding 10 1/4% notes and 9 1/4% notes is tendered pursuant to the offers to purchase these notes, we will effect a covenant defeasance of our obligations under the applicable indentures on the closing date of the merger. If more than 90% in aggregate principal amount of our outstanding 10 1/4% notes and 9 1/4% notes is tendered pursuant to the offers, we may or may not implement such a covenant defeasance.

    We expect to obtain $525 million under the credit agreement following or concurrently with the closing of the merger in connection with the purchase of the notes pursuant to the offers to purchase the notes, the consent solicitations for the notes, the purchase of the preferred stock pursuant to this offer and consent solicitation and refinancing of other of our indebtedness.

    SUSPENSION OF REPORTING. We intend, as promptly as practicable after the completion of the offer and the consent solicitation, to suspend our reporting obligations under the Securities Exchange Act of 1934 and will thereby discontinue making periodic filings of financial statements and other information with the Securities and Exchange Commission. Under the certificate of designations as currently in effect, if we were to cease to be subject to the reporting obligations under the Securities Exchange Act of 1934, we would still be obligated to make filings under Sections 13 and 15(d) of the Securities Exchange Act of 1934 and to provide the same to holders. Such obligation, however, would be eliminated upon the adoption of the proposed amendments contained in the amended certificate of designations. This would adversely affect the amount of information about us publicly available and might affect the liquidity and trading prices of the shares.

    LIMITED TRADING MARKET. Shares of preferred stock were first issued in 1997. The shares are not listed on any national or regional securities exchange and are not approved for quotation through any automated inter-dealer quotation system. However, the shares are quoted on the Over The Counter Bulletin Board, or "OTC." To the extent that the shares are tendered and accepted in the offer, any existing trading market for the remaining shares will become more limited. Consequently, the liquidity, market value and price volatility of the shares that remain outstanding may be adversely affected. Holders of unpurchased shares may attempt to obtain quotations for the shares from their brokers; however, we cannot assure you that any trading market will exist for the shares following the completion of this offer. The extent of the public market for the shares following completion of this offer would depend upon the number of holders remaining at such time, the interest in maintaining a market in shares on the part of securities firms and other factors. Although the preferred stock is quoted on the OTC, trading of the preferred stock is limited and sporadic. Because there is no active trading market for the preferred stock and quotations may not reflect actual trades, we do not believe it would be meaningful to provide quotations for the preferred stock.

    CHANGE OF CONTROL. The completion of the merger would constitute a "change of control" under our existing preferred stock certificate of designations as FLCC Holdings will become the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, indirectly, of more than a majority of the voting power of all classes of our voting stock. If we do not obtain the necessary consents to amend the change of control offer covenant and if a change of control occurs, we are required to advise all holders of preferred stock of their right to require us to repurchase any and all shares of preferred stock at a cash price equal to 101% of the then effective liquidation preference, plus accrued and unpaid dividends, if any, to the date of repurchase. Based upon this offer, holders who tender their shares pursuant to this offer will receive a higher payment for their shares, and will receive this payment at an earlier date, than if their shares were repurchased pursuant to a change of control offer. However, the change of control offer, unlike this offer, would not require the delivery of consents to the proposed amendments. Any shares remaining outstanding following the merger and a change of control offer would remain equity securities of Citadel Broadcasting.

    If we obtain the necessary consents to amend the certificate of designations covenant providing for a change of control offer, then we will not be obligated to effect a change of control offer upon the completion of the merger.

3.  PROPOSED AMENDMENTS TO OUR PREFERRED STOCK CERTIFICATE OF DESIGNATIONS.

    The proposed amendments are included in the form of amended certificate of designations, a copy of which is attached as Annex A. The amended certificate of designations, if adopted, will be binding on all our preferred stockholders who do not tender their preferred stock in the offer. The proposed amendments will not become effective, however, until the completion of the merger and the filing of the amended certificate of designations. The proposed amendments, if adopted and effective, will eliminate and/or amend substantially all of the covenants in our preferred stock certificate of designations other than the covenants to pay dividends accrued on our preferred stock when due. The following are summaries of the proposed amendments. For more complete information regarding our preferred stock certificate of designations, you should consult our existing preferred stock certificate of designations, a copy of the operative provisions of which are attached as Annex B, and the form of amended certificate of designations, a copy of which is attached as Annex A.

    The proposed amendments to our preferred stock certificate of designations would eliminate and/or amend the application of covenants that currently prohibit or restrict our ability and the ability of some or all of our subsidiaries, subject to specified exceptions, to:

    - incur any indebtedness unless our debt to consolidated cash flow ratio would be 7.0 to 1 or less;

    - declare or pay any dividend or make any distribution to holders of any of our securities ranking junior to our preferred stock or to holders of any of the stock of our restricted subsidiaries, other than dividends or distributions payable solely in the form of our capital stock that ranks junior to the preferred stock or distributions by a restricted subsidiary to us or to another restricted subsidiary;

    - acquire or retire for value any of our securities ranking junior to our preferred stock other than such securities held by our restricted subsidiaries;

    - acquire or retire for value any capital stock of any of our unrestricted subsidiaries or the capital stock of any of our restricted subsidiaries held by any of our affiliates other than capital stock owned by us or any of our restricted subsidiaries;

    - make so-called restricted payments;

    - offer to purchase our preferred stock in the event of a change of control;

    - sell, or allow our restricted subsidiaries to sell, any shares of capital stock of a restricted subsidiary except to us or to a wholly owned restricted subsidiary;

    - permit any of our restricted subsidiaries to sell, transfer or dispose of any of their properties or assets to an unrestricted subsidiary except in the ordinary course of business;

    - designate a subsidiary as an unrestricted subsidiary unless (a) neither we nor any of our restricted subsidiaries is liable for any debt of such subsidiary; and (b) no default on account of such debt would cause us or any of our restricted subsidiaries to default on any of our existing debt or have such debt accelerated and declared payable by a holder of the debt; and (c) any investment in any such subsidiary made as a result of designating such subsidiary as an unrestricted subsidiary complies with the restricted payment covenant in our certificate of designations;

    - designate an unrestricted subsidiary as a restricted subsidiary unless such designation complies with our restricted payment covenant under the certificate of designations and would not constitute a voting rights triggering event under our certificate of designations;

    - permit any of our subsidiaries to issue preferred stock except to us or to one of our wholly owned restricted subsidiaries or permit any person to own preferred stock in any of our subsidiaries except in compliance with the terms of our preferred stock certificate of designations; or

    - consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another entity without the consent of holders of a majority of the outstanding shares of our preferred stock.

    The existing certificate of designations, a copy of the operative provisions of which is attached as Annex B hereto, currently requires us, whether or not required by the Securities and Exchange Commission's rules and regulations and for so long as any preferred stock is outstanding, to:

    - file a copy of all information and reports with the Securities and Exchange Commission required to be filed by Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    - furnish to the holders of preferred stock all information reports.

    The revised certificate of designations, a copy of which is attached as Annex A hereto, would eliminate or modify these requirements.

    The proposed amendments to the preferred stock certificate of designations would also amend the change of control offer covenant which currently requires us to effect a change of control offer upon the completion of the merger of FLCC Acquisition Corp. and Citadel Communications. Instead, as provided by the proposed amendments, this offer would qualify as a change of control offer under the amended preferred stock certificate of designations.

    We propose to amend the definition of a change of control offer to allow us to satisfy the change of control offer requirement by completing this offer upon the completion of the merger of FLCC Acquisition Corp. with Citadel Communications. As a result, this offer would be deemed to constitute a

"change of control offer" under our amended preferred stock certificate of designations and the completion of the merger would not require us to effect a separate and additional change of control offer.

    The definitions relating solely to the eliminated covenants will be eliminated. Some other sections of our preferred stock certificate of designations will be amended to reflect the elimination of the foregoing covenants. All of the covenants that will be eliminated are contained in
Section VIII of the existing preferred stock certificate of designations, and we refer you to Section VIII of the operative provisions of the existing preferred stock certificate of designations, a copy of which is attached as Annex B hereto, for the text of the restrictive covenants that will be eliminated. The proposed amendment to the change of control offer covenant is contained in
Section VIII of the form of amended certificate of designations, and we refer you to Section VIII of the form of amended and restated certificate of designations, attached as Annex A, for the text of the proposed amendments including the amended change of control offer covenant.

    The proposed amendments would not eliminate covenants that currently:

    - require us to pay accrued dividends on our preferred stock in the manner provided in the certificate of designations; and

    - allow us to exchange preferred stock for the exchange debentures.

    The proposed amendments to our preferred stock certificate of designations require the consent of holders of a majority of the outstanding shares of our preferred stock. In addition, for any of the proposed amendments to the certificate of designations to become effective, we must execute and file an amended certificate of designations.

    THE PROPER TENDER BY A HOLDER OF SHARES PURSUANT TO THIS OFFER WILL REQUIRE THE GIVING OF A CONSENT BY SUCH HOLDER TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH SHARES. WE ARE NOT SOLICITING AND WILL NOT ACCEPT CONSENTS FROM HOLDERS WHO ARE NOT TENDERING THEIR SHARES PURSUANT TO THIS OFFER.

    THE PROPOSED AMENDMENTS CONSTITUTE A SINGLE PROPOSAL WITH RESPECT TO THE CERTIFICATE OF DESIGNATIONS AND A TENDERING AND CONSENTING HOLDER MUST CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE CERTIFICATE OF DESIGNATIONS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY WITH RESPECT TO CERTAIN OF THE PROPOSED AMENDMENTS.

    The elimination and modification effected by the amended certificate of designations of the covenants and other provisions set forth in the proposed amendments will not become effective until the completion of the merger of FLCC Acquisition Corp. and Citadel Communications. Promptly thereafter we will file the amended certificate of designations and then accept for payment the shares of preferred stock properly tendered in this offer.

    IF THE PROPOSED AMENDMENTS WITH RESPECT TO THE CERTIFICATE OF DESIGNATIONS BECOME EFFECTIVE, THEY WILL APPLY TO ALL SHARES THAT ARE NOT PROPERLY TENDERED AND ACCEPTED FOR PAYMENT HEREUNDER AND EACH HOLDER OF SHARES WILL BE BOUND BY THE PROPOSED AMENDMENTS REGARDLESS OF WHETHER THE HOLDER CONSENTED TO THE PROPOSED AMENDMENTS. THE SHARES OF PREFERRED STOCK THAT ARE NOT TENDERED AND ACCEPTED FOR PAYMENT PURSUANT TO THIS OFFER WILL REMAIN EQUITY SECURITIES OF CITADEL BROADCASTING.

    Consents given by holders of our preferred stock tendered but rejected by us will not be counted for the purpose of determining whether the requisite consents have been obtained. Only a registered holder as of May 2, 2001, the record date, can effectively deliver a consent to the proposed amendments and receive a consent payment.

4.  PROCEDURES FOR TENDERING SHARES AND CONSENTING TO THE PROPOSED AMENDMENTS.

    PROPER TENDER OF SHARES.  For shares to be properly tendered, EITHER (1) OR
(2) below must happen:

    (1) The depositary must receive all of the following before or on the expiration date at one of the depositary's addresses on the back page of this document:

       - one of (a) the certificates for the shares or (b) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer we describe below,

       - a properly completed and executed consent and letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, and

       - any other documents required by the consent and letter of transmittal;
         or

    (2) You must comply with the guaranteed delivery procedure set forth below.

    If you tender your shares directly to the depositary, you will not have to pay any brokerage commissions. If you hold shares through a broker or bank, however, you should ask your broker or bank to see if you will be charged a fee to tender your shares through the broker or bank.

    ENDORSEMENTS AND SIGNATURE GUARANTEES. Depending on how your shares are registered and to whom you want payments or deliveries made, you may need to have your certificates endorsed and the signatures on the consent and letter of transmittal and endorsement guaranteed by an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. No endorsement or signature guarantee is required if:

    - the consent and letter of transmittal is signed by the registered holder of the shares tendered (which, for purposes of this Section 4, includes any participant in The Depository Trust Company, referred to as the "book-entry transfer facility," whose name appears on a security position listing as the owner of the shares) exactly as the name of the registered holder appears on the certificate(s) for the shares and payment and delivery are to be made directly to the holder, unless the holder has completed either the box captioned "Special Delivery Instructions" or the box captioned "Special Payment Instructions" on the consent and letter of transmittal; or

    - shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an eligible guarantor institution.

    See instruction 6 of the consent and letter of transmittal.

    On the other hand, if a certificate for shares is registered in the name of a person other than the person executing a consent and letter of transmittal or you are completing either the box captioned "Special Delivery Instructions" or the box captioned "Special Payment Instructions" on the consent and letter of transmittal, then:

    - your certificates must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the certificates, and

    - the signature on (a) the consent and letter of transmittal and (b) your certificates or stock power must be guaranteed by an eligible guarantor institution.

    METHOD OF DELIVERY. Payment for shares tendered and accepted for payment under our offer will be made only after timely receipt by the depositary of all of the following:

    - certificates for those shares or a timely confirmation of the book-entry transfer of those shares into the depositary's account at the book-entry transfer facility as described below,

    - a properly completed and duly executed consent and letter of transmittal or a manually signed facsimile of it, including any required signature guarantees, and

    - any other documents required by the consent and letter of transmittal.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF YOU DECIDE TO MAKE DELIVERY BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY.

    ALL DELIVERIES IN CONNECTION WITH OUR OFFER, INCLUDING A CONSENT AND LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES, MUST BE MADE TO THE DEPOSITARY AND NOT TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY. ANY DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

    BOOK-ENTRY DELIVERY. The depositary will establish an account with respect to the shares at a book-entry transfer facility for purposes of our offer within two business days after the date of this document. Any institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the shares by causing that facility to transfer those shares into the depositary's account in accordance with that facility's procedure for the transfer. Even if delivery of shares is made through book-entry transfer into the depositary's account at the book-entry transfer facility, EITHER (1) OR
(2) below must occur:

    (1) the depositary must receive all of the following before or on the expiration date at one of the depositary's addresses on the back page of this document:

       - a properly completed and executed consent and letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, and

       - any other documents required by the consent and letter of transmittal;
         or

    (2) the guaranteed delivery procedure described below must be followed.

    Delivery of the consent and letter of transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

    Participants in the book-entry transfer facility also may tender their shares in accordance with the "automated tender offer program" to the extent it is available to them for the shares they wish to tender. A stockholder tendering through the automated tender offer program must properly complete and execute a consent and letter of transmittal, delivered to the depositary by the expiration date to effect the delivery of the related consent.

    GUARANTEED DELIVERY. If you want to tender your shares after the consent date but your share certificates are not immediately available or cannot be delivered to the depositary on or before the expiration date, the procedure for book-entry transfer cannot be completed on or before the expiration date, or if time will not permit all required documents to reach the depositary on or before the expiration date, you can still tender your shares, if all of the following conditions are satisfied:

    - the tender is made by or through an eligible guarantor institution;

    - the depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed notice of guaranteed delivery in the form we have provided with this document; and

    - all of the following are received by the depositary within two business days after the date of execution of the notice of guaranteed delivery:

       - one of (a) the certificates for the shares or (b) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described above,

       - a properly completed and executed consent and letter of transmittal or a manually executed facsimile of it, including any required signature guarantees, and

       - any other documents required by the consent and letter of transmittal.

    HOLDERS OF SHARES OF PREFERRED STOCK SHOULD BE AWARE THAT, PRIOR TO THE CONSENT DATE, TENDERS OF SHARES CANNOT BE MADE AND CONSENTS CANNOT BE DELIVERED USING THE GUARANTEED DELIVERY PROCESS AND USE OF THE GUARANTEED DELIVERY PROCESS WILL RESULT IN A HOLDER BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE SHARES SO TENDERED.

    DETERMINATION OF VALIDITY; REJECTION OF SHARES; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. We will determine, in our sole discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares. Our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders we determine not to be in proper form or the acceptance of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of our offer and any defect or irregularity in the tender of any particular shares or any particular stockholder. No tender of shares will be deemed to be properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. None of we, the depositary, the information agent, the dealer manager and any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice.

    RETURN OF UNPURCHASED SHARES. If any tendered shares are not purchased or are properly withdrawn, or if less than all shares evidenced by a stockholder's certificates are tendered, certificates for unpurchased shares will be returned as soon as practicable after the expiration or termination of our offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the stockholder.

    LOST OR DESTROYED CERTIFICATES. If your certificate for part or all of your shares has been lost, stolen, misplaced or destroyed, you should contact The Bank of New York, the transfer agent for our shares, at (212) 815-5592, for instructions as to obtaining an affidavit of loss. The affidavit of loss will then be required to be submitted together with the consent and letter of transmittal in order for you to receive payment for shares that are tendered and accepted for payment. A bond may be required to be posted by you to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact The Bank of New York immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to post a bond.

    FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments payable pursuant to our offer, each stockholder who is not a foreign stockholder who does not otherwise establish an exemption from backup withholding must notify the depositary of the stockholder's correct taxpayer identification number (or certify that the taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the consent and letter of transmittal. Foreign stockholders should generally complete and sign an appropriate Form W-8 in order to avoid backup withholding; provided, however, that if the foreign stockholder is neither an individual nor a corporation, in order to prevent backup federal income tax withholding, the foreign stockholder may also be required to provide an appropriate Form W-8 or a Form W-9 with respect to its partners, members, beneficiaries or owners and their beneficial owners.

    For a discussion of certain United States federal income tax consequences generally applicable to tendering stockholders, see Section 8.

5.  WITHDRAWAL RIGHTS AND REVOCATION OF CONSENTS.

    Shares tendered in our offer may be withdrawn, and the related consents may be revoked, at any time on or before the expiration date, subject to applicable law. Except as otherwise provided in this Section 5, tenders of shares pursuant to our offer are irrevocable.

    A valid withdrawal of tendered shares on or prior to the expiration date shall not be deemed a revocation of the related consent. If, prior to the expiration date, a holder withdrawing shares also determines to revoke the consent related thereto, the holder must expressly request the revocation of the consent in the communication withdrawing the shares. Consents may be revoked at any time on or prior to the expiration date, but a valid revocation of a consent will render a tender of related shares defective. Consents may not be revoked after the expiration date and tendered shares cannot be withdrawn after the expiration date, unless required by applicable law. If, after the price determination date, we change the offer consideration to be received in this offer, then previously tendered shares may be validly withdrawn until the expiration of ten business days after the date that notice of any such reduction is first published, given or sent to holders by us. In addition, tendered shares will be promptly returned to the tendering holder if the offer is terminated without any shares being purchased hereunder.

    For a withdrawal to be effective, the depositary must receive (at one of its addresses set forth on the back cover of this document) a notice of withdrawal in written or facsimile transmission form on a timely basis. The notice of withdrawal must specify the name of the person who tendered the shares to be withdrawn, the number of shares tendered, the number of shares to be withdrawn and the name of the registered holder. If the certificates have been delivered or otherwise identified to the depositary, then, prior to the release of those certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates evidencing the shares and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution (except in the case of shares tendered by an eligible guarantor institution). If consents previously delivered are also to be revoked, the notice of withdrawal described above must be received by the depositary on or prior to the expiration date and must contain the description of the shares (including certificate number, if applicable) as to which consents are to be revoked. A purported notice of withdrawal that lacks any of the required information will not be an effective withdrawal of a tender previously made.

    If shares have been tendered pursuant to the procedure for book-entry transfer set forth in Section 4, the notice of withdrawal must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn shares and otherwise comply with the procedures of the book-entry transfer facility.

    We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination shall be final and binding on all parties. None of we, the depositary, the information agent, the dealer manager and any other person will be under any duty to give any notice of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notice. Withdrawals may not be rescinded, and any shares properly withdrawn will thereafter be deemed not tendered for purposes of our offer unless the withdrawn shares are properly retendered before the expiration date by following any of the procedures described in Section 4.

    If we extend our offer, or if we are delayed in our purchase of shares or are unable to purchase shares under our offer for any reason, then, without prejudice to our rights under our offer, the depositary may, subject to applicable law, retain on our behalf all tendered shares, and those shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 5.

6.  CONDITIONS OF OUR OFFER AND CONSENT SOLICITATION.

    Our offer is conditioned on the following:

    - obtaining the consent of the holders of at least a majority of the outstanding shares of our preferred stock to adopt the proposed amendments;

    - the completion of the merger between FLCC Acquisition Corp. and our parent company, Citadel Communications;

    - the absence of governmental or court action prohibiting the offer;

    - the absence of any event, that, in our sole judgment, would or might prohibit, prevent, restrict or delay this offer and consent solicitation or that will or is reasonably likely to impair materially the contemplated benefits of this offer and consent solicitation; and

    - the absence of any of the following:

       - any significant adverse change in the price of the preferred stock;

       - a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

       - a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States;

       - any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

       - any significant adverse change in United States securities or financial markets generally; or

       - in the case of any of the foregoing existing as of the date hereof, a material acceleration or worsening thereof.

    In accordance with the terms of the agreement and plan of merger between FLCC Holdings, FLCC Acquisition Corp. and Citadel Communications, we will act only in connection with this offer and consent solicitation at the direction of, and in the manner directed by, FLCC Holdings. Notwithstanding any other provision of our offer, we will not be required to accept for payment, purchase or pay for any shares tendered, and may terminate or amend our offer or may postpone the acceptance for payment of, or the purchase of and the payment for shares tendered, subject to Rule 13e-4(f) under the Securities Exchange Act of 1934, if at any time prior to the time of payment for any shares (whether any shares have theretofore been accepted for payment, purchased or paid for under our offer) any of the foregoing events occur or are determined by us to have occurred, that, in our sole judgment and regardless of the cause of the event, including any action or omission to act by us, makes it inadvisable to proceed with the offer or with acceptance for payment or payment for the shares in our offer.

    We also expressly reserve the right, in our sole discretion, subject to applicable law, at any time or from time to time prior to the expiration date, to:

    - terminate the offer or the consent solicitation;

    - waive any condition to the offer or the consent solicitation;

    - extend the offer or the consent solicitation; or

    - amend the offer or the consent solicitation in any respect.

    If we amend the offer and consent solicitation, we will make a public announcement no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date. If we terminate or postpone the offer and consent solicitation, we will also give written or oral notice to the depositary.

    The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions, including any action or inaction by us, or may be waived by us in whole or in part. Our failure at any time to exercise any of the foregoing rights shall not be deemed to be a waiver of any of these rights, and each of these rights shall be deemed an ongoing right that may be asserted by us at any time and from time to time. Our determination concerning the events described above and any related judgment or decision by us regarding the inadvisability of proceeding with the purchase of or payment for any shares tendered will be final and binding on all parties.

    Any amendment applicable to the offer and consent solicitation will apply to all shares tendered pursuant to the offer and consent solicitation. See
Section 1.

7.  SOURCES AND AMOUNT OF FUNDS.

    The total amount of funds required to solicit consents from the holders of our preferred stock and to repurchase all of the outstanding shares of preferred stock is estimated to be approximately $122.3 million. The total amount of funds required to solicit consents from the holders of our 10 1/4% notes and 9 1/4% notes and to repurchase all of our 10 1/4% notes and 9 1/4% notes pursuant to the offers to purchase these notes, before accrued and unpaid interest, is estimated to be approximately $240.4 million. Accordingly, the total amount of funds required to complete the foregoing transactions is estimated to be approximately $362.7 million. These calculations assume that (1) all 10 1/4% notes and 9 1/4% notes and all shares of preferred stock are tendered and accepted for payment, (2) consents are received from holders of all 10 1/4% notes and 9 1/4% notes and all shares of preferred stock and (3) the tender offer yields on the price determination dates are equivalent to those used in
Schedule II hereto and Schedule II in the offer to purchase for cash and consent solicitation statement with respect to the 10 1/4% notes and the 9 1/4% notes.

    The lenders under the credit agreement, which is described more fully below, have agreed to provide an aggregate principal amount of $700 million in loans to us. Of this amount, we expect to obtain $525 million following or concurrently with the closing of the merger in connection with the financing of the purchase of the 10 1/4% notes and 9 1/4% notes pursuant to the offers to purchase these notes, the consent solicitations for these notes, this offer and consent solicitation and the refinancing of our other indebtedness.

    The table below identifies the approximate expected sources and uses of funds necessary to complete the merger.

                           SOURCES AND USES OF FUNDS

       SOURCES (IN MILLIONS)                            USES (IN MILLIONS)
-----------------------------------             -----------------------------------
Revolving Credit Facility..........  $   25.0   Purchase of Equity.................  $  994.8

Term Loan A........................     250.0   Refinance Existing Debt and             976.2
                                                Preferred Stock....................

Term Loan B........................     250.0   Other Fees and Expenses(a).........      89.0

Subordinated Debt..................     500.0

Equity.............................   1,035.0
                                     --------                                        --------

Total Sources......................  $2,060.0   Total Uses.........................  $2,060.0
                                     ========                                        ========

------------------------

(a) Includes approximately $47 million of premiums paid to holders of the preferred stock, the 10 1/4% notes and the 9 1/4% notes.

    On April 3 2001, FLCC Holdings, FLCC Acquisition Corp., The Chase Manhattan Bank and certain other lenders entered into a credit agreement which provides that, when the merger is completed, we will become a party to the credit agreement. The following is a summary of the material terms of our new credit facility. The summary is qualified in its entirety by reference to the credit facility, a copy of which is filed as an exhibit to our Issuer Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission. Under the credit agreement, the lenders have agreed to provide to us an aggregate principal amount of $700 million in revolving loans and term loans, and we may, at our option and subject to certain conditions specified in the credit agreement (including obtaining commitments for the incremental facility), borrow an additional $400 million in revolving loans and term loans to fund future acquisitions and to use for general corporate purposes.

    Under the credit agreement, we may elect that all or a portion of the loans bear an annual interest rate equal to (a) the highest of (1) the prime rate,
(2) the secondary market rate for three-month certificates of deposit plus 1% and (3) the federal funds rate plus 0.5%, or (b) the eurodollar rate (grossed-up for reserve requirements), in each case plus a margin which will vary between 0.5% and 3.25% per year depending on our interest rate election and our ratio of total senior debt to consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA.

    Subject to certain conditions, we can prepay all or a portion of the outstanding loans at any time and terminate the unused portion of the revolving credit facility in whole or in part at our option. Prepayments of term loans may not be reborrowed. The loans must be prepaid (and letters of credit cash collateralized or replaced) with the net proceeds (in excess of $30 million) of certain asset sales and issuances of debt obligations (other than permitted indebtedness) of Citadel Communications or any of its subsidiaries following the merger. The net proceeds will be applied, except to the extent the lenders agree otherwise, first to prepay term loans and then to prepay revolving credit loans (and cash collateralize or replace outstanding letters of credit) and simultaneously reduce the revolving credit facility.

    The loans will be unconditionally guaranteed by FLCC Holdings and Citadel Communications. The loans and all guarantees will be secured by a perfected first priority security interest in all of the capital stock of Citadel Communications and substantially all capital stock owned by Citadel Communications and us. In addition, the credit agreement contains a negative pledge on our assets and the assets of Citadel Communications and prohibits us from paying dividends on our preferred stock in the form of cash.

    The loans under the credit agreement are conditioned on certain customary conditions and will contain certain customary representations and warranties, covenants and events of default. Other than in the ordinary course of business, there are no plans or arrangements to refinance or repay the credit agreement.

8.  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

    The following discussion describes certain United States federal income tax consequences of participating in our offer, is for general information only, and does not purport to consider all aspects of federal income taxation that may be relevant to stockholders. The consequences to any particular stockholder may differ depending upon that stockholder's own circumstances and tax position. The discussion deals only with preferred stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, or the Code, and does not address matters that may be relevant to stockholders in light of their particular circumstances or to certain stockholders subject to special treatment under the Code, such as financial institutions, insurance companies, stockholders liable for the alternative minimum tax, dealers in securities or currencies, traders who elect to apply a mark-to-market method of accounting, tax-exempt organizations, foreign persons, directors, employees, former employees or other persons who acquired their preferred stock as compensation, including upon the exercise of employee stock options, and persons who are holding preferred stock as part of a straddle, conversion, constructive sale, hedge or hedging or other integrated transaction, who may be subject to special rules. In addition, this discussion does not address persons who constructively own or acquire our preferred stock immediately after the offer. The discussion does not consider the effect of any applicable state, local or foreign tax laws. In addition, this discussion is based upon tax laws in effect on the date of this document, which are subject to change. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF PARTICIPATING OR NOT PARTICIPATING IN OUR OFFER, INCLUDING THE APPLICATIONS OF STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE TAX LAW CHANGES.

    TENDER OF PREFERRED STOCK PURSUANT TO THE OFFER. The sale of preferred stock pursuant to our offer will be a taxable transaction for United States federal income tax purposes. In general, the tendering stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to our offer and the stockholder's tax basis in the preferred stock sold pursuant to our offer. Gain or loss will be separately computed for each block of shares tendered by the stockholder. Any gain or loss will be capital gain or loss, except to the extent that the redemption price includes dividends which have been declared by our board of directors prior to the redemption. In addition, if the consent payment received by a stockholder in connection with such stockholder's sale of a stock pursuant to our offer is treated as a separate fee for consenting to the proposed amendments, such amount may be taxable as ordinary income to a stockholder (rather than as sale proceeds in the manner discussed above). See "--Taxation of Consent Payments" below. Any capital gain or loss will be long-term capital gain or loss if the preferred stock has been held for more than one year.

    For a discussion of certain withholding tax consequences to tendering stockholders, see Section 4.

    TAXATION OF CONSENT PAYMENTS. The law is unclear with respect to the United States federal income tax treatment of a stockholder's receipt of a consent payment. The receipt of a consent payment by a stockholder may be treated EITHER as (1) additional consideration received in exchange for tendered preferred stock, in which case such payments would be taken into account in the manner described above (see "--Tender of Preferred Stock Pursuant to the Offer" above), OR (2) as separate consideration for consenting to the proposed amendments, in which case such payments would constitute ordinary income to the stockholder. We intend to treat and report the consent payments for United States federal income tax purposes as additional consideration paid to the stockholders in exchange for their tendered preferred stock. The Internal Revenue Service could assert, however, that a consent payment is separate consideration for consenting to the proposed amendments, in which case, if such assertion were successful, such payment would constitute ordinary income to the stockholders.

    TAX CONSEQUENCES TO NON-TENDERING STOCKHOLDERS. Although there is no authority which directly addresses the type of modifications of the terms of the preferred stock that would occur upon adoption of the proposed amendments to the terms of the preferred stock, a stockholder who retains its preferred stock should not be treated as having exchanged its non-tendered preferred stock for new preferred stock and, therefore, should not recognize any gain or loss as result of such proposed amendments. Even if the adoption of the proposed amendments did result in a deemed exchange, however, such deemed exchange should be treated as a tax-free recapitalization for United States federal income tax purposes. In such a recapitalization, the stockholder generally would not recognize any gain or loss, except to the extent of any accrued but unpaid dividends which will generally constitute ordinary income to the non-tendering stockholder.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES AND FOREIGN, STATE AND LOCAL TAX LAWS AND POSSIBLE TAX LAW CHANGES) OF THE SALE OF PREFERRED STOCK PURSUANT TO OUR OFFER.

9.  PRICE RANGE OF SHARES.

    The shares are quoted on the OTC under the symbol "CTDB.O." Although the preferred stock is quoted on the OTC, trading of the preferred stock is limited and sporadic. Because there is no active trading market for the preferred stock and quotations may not reflect actual trades, we do not believe it would be meaningful to provide quotations for the preferred stock.

10. INFORMATION ABOUT US.

    GENERAL. We are a Nevada corporation. Citadel Communications owns all of our issued and outstanding common stock. We are a radio broadcaster in the United States that focuses primarily on acquiring, developing and operating radio stations in mid-sized markets. Upon completion of currently pending transactions, we will own or operate 140 FM and 65 AM radio stations in 42 markets, including clusters of four or more stations in 32 markets. Our primary strategy is to secure and maintain a leadership position in the markets we serve and to expand into additional markets where management believes we can obtain a leadership position. Upon entering a market, we seek to acquire stations that, when integrated with our existing operations, allow us to reach a wider range of demographic groups that appeal to advertisers, increase revenue and achieve substantial cost savings. Our portfolio of radio stations is diversified in terms of format, target demographics and geographic location. Because of the size of our portfolio and our individual radio station groups, management believes we are not unduly reliant upon the performance of any single station. Management also believes that the diversity of our portfolio of radio stations helps insulate us from downturns in specific markets and changes in format preferences.

    Our principal executive offices are located at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128. Our telephone number is
(702) 804-5200.

    WHERE YOU CAN FIND MORE INFORMATION. We are subject to the informational filing requirements of the Securities Exchange Act of 1934 and, in accordance with these requirements, are obligated to file reports and other information with the Securities and Exchange Commission relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and officers, their compensation, options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us is required to be disclosed in certain reports we file with the Securities and Exchange Commission. We have also filed an Issuer Tender Offer Statement on Schedule TO, which includes additional information with respect to our offer.

    The reports, and other information we file can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 2120, Washington, D.C. 20549; and at its regional offices located at Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of this material may also be obtained by mail, upon payment of the Securities and Exchange Commission's customary charges, from the Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

    INCORPORATION BY REFERENCE. The rules of the Securities and Exchange Commission allow us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. These documents contain important information about us.

OUR SECURITIES AND EXCHANGE COMMISSION FILINGS
             (FILE NO. 333-36771)                                         PERIOD OR DATE FILED
----------------------------------------------         -----------------------------------------------------------
Annual Report on Form 10-K                             Year ended December 31, 2000

Reports on Form 8-K                                    Reports filed on January 16, 2001 and January 24, 2001

    We incorporate by reference these documents and any additional documents that we may file with the Securities and Exchange Commission (other than any portion of a current report on Form 8-K that provides information under Item 9 of Form 8-K) between the date of this document and the date of expiration of withdrawal rights. Those documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

    The documents incorporated by reference, including particularly our Annual Report on Form 10-K for the year ended December 31, 2000, contain financial statements and other information about our financial condition that is being incorporated by reference into this document.

11. FEES AND EXPENSES.

    We have retained J.P. Morgan Securities Inc. as the dealer manager and solicitation agent in connection with our offer. In such capacity, the dealer manager may contact brokers, dealers and similar entities and may provide information regarding our offer to those that they contact or persons that contact them. We have agreed to pay, subject to certain conditions, the dealer manager for its financial advisory services; to reimburse the dealer manager for reasonable out-of-pocket expenses; and to indemnify the dealer manager against certain liabilities, including certain liabilities under the federal securities laws. The dealer manager is an affiliate of The Chase Manhattan Bank, which is the administrative agent and a lender to us under the credit agreement. The dealer manager has provided in the past, and/or is currently providing, other investment banking and financial advisory services to us and certain affiliates of FLCC Holdings, Inc. The dealer manager may continue to provide various investment banking and other services to us in the future, for which it would receive customary compensation from us. The dealer manager is also acting as dealer manager in our concurrent tender offer for the 10 1/4% notes and the 9 1/4% notes.

    We have retained Innisfree M&A Incorporated to act as information agent and The Bank of New York to act as depositary in connection with our offer. The information agent may contact holders of shares by mail, telephone, telegraph and in person and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to our offer to beneficial owners. The information agent and the depositary will each receive reasonable and customary compensation for their services, which will be reimbursed by us for specified reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with our offer, including certain liabilities under the federal securities laws.

    We will not pay fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting any shares under our offer, other than as described above. We will, however, on request, reimburse brokers, dealers, commercial banks, trust companies and other persons for customary handling and mailing expenses incurred in forwarding our offer and related materials to the beneficial owners for which they act as nominees. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or as an agent of our dealer manager, information agent or depositary for purposes of our offer. We will not pay, or cause to be paid, any stock transfer taxes on our purchase of shares, except as otherwise provided in instruction 11 of the consent and letter of transmittal.

12. MISCELLANEOUS.

    We are not aware of any jurisdiction where the making of our offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of our offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after good faith effort, we cannot comply with the applicable law, we will not make our offer to, nor will we accept tenders from or on behalf of, the holders of shares residing in that jurisdiction. In any jurisdiction where the securities or blue sky laws require our offer to be made by a licensed broker or dealer, our offer shall be deemed to be made on our behalf by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    In accordance with Rule 13e-4 under the Securities Exchange Act of 1934, we have filed with the Securities and Exchange Commission an Issuer Tender Offer Statement on Schedule TO that contains additional information with respect to our offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 10 with respect to information concerning us.

                                   SCHEDULE I
                  FORMULA TO DETERMINE THE TOTAL CONSIDERATION
                          AND THE OFFER CONSIDERATION*

O/S                    =  Aggregate liquidation value of the preferred stock
                          based upon the total number of shares outstanding
                          and the current effective liquidation preference
                          per share of preferred stock.

YLD                    =  Fixed spread yield plus reference security yield
                          for the preferred stock expressed as a decimal
                          number.

CPN                    =  The nominal rate of dividends payable on the
                          preferred stock expressed as a decimal number.

S1                     =  The number of days from (and including) the
                          expected payment date up to (but not including)
                          the first assumed date on which dividends will be
                          payable in cash.

S2                     =  The number of days from (and including) the
                          expected payment date up to (but not including)
                          the earliest redemption date.

exp                    =  Exponentiate. The term to the left of "exp" is
                          raised to the power indicated by the term to the
                          right of "exp."

CP                     =  The Consent Payment of $2.00 per share of
                          preferred stock.

RV                     =  The assumed redemption value, as a percentage of
                          the then effective liquidation preference, based
                          on the earliest redemption date, for each share of
                          preferred stock (as rounded to the nearest one
                          hundredth of one percent).

Total Consideration    =  The Offer Consideration plus the Consent Payment
                          per share of preferred stock. The Total
                          Consideration is rounded to the nearest cent.

Offer Consideration    =  The applicable purchase price per share of
                          preferred stock. The Offer Consideration is
                          rounded to the nearest cent.

------------------------

* The formula assumes that dividends due and payable on the preferred stock on July 1, 2001 will be paid in the form of payment-in-kind shares and that dividends due and payable on January 1, 2002 and July 1, 2002 will be paid in the form of cash. The existing credit facility as well as the credit agreement that we will enter into upon the completion of the merger of FLCC Acquisition Corp. and Citadel Communications Corporation each prohibit us from paying dividends on our preferred stock in the form of cash.

Total Consideration:

   (O/S*(1+(CPN/2)))*CPN/2     (O/S*(1+(CPN/2)))*CPN/2     (O/S*(1+(CPN/2)))*RV
[  -----------------------   + -----------------------   + ----------------------- ]    DIVIDED BY (O/S/$100)
   ((1+(YLD/2))exp(S1/180))    ((1+(YLD/2))exp(S2/180))    ((1+(YLD/2))exp(S2/180))

Offer Consideration:

   (O/S*(1+(CPN/2)))*CPN/2     (O/S*(1+(CPN/2)))*CPN/2     (O/S*(1+(CPN/2)))*RV
[  -----------------------   + -----------------------   + ----------------------- ]    DIVIDED BY (O/S/$100) - CP
   ((1+(YLD/2))exp(S1/180))    ((1+(YLD/2))exp(S2/180))    ((1+(YLD/2))exp(S2/180))

                                  SCHEDULE II
                         HYPOTHETICAL PRICING EXAMPLES

    This Schedule provides a hypothetical illustration of the Offer Consideration and the Total Consideration payment pursuant to the offer for the shares of preferred stock based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Offer Consideration and the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

Number of shares outstanding as of May 3, 2001                  =  1,000,791.79
O/S                                                             =  $100,079,179
Reference Security                                              =  6 3/8% U.S. Treasury Note due June 30, 2002
Fixed Spread                                                    =  150 basis points

EXAMPLE:
Assumed Price Determination Date and Time                       =  12:00 noon, New York City time, May 2, 2001
Assumed Payment Date                                            =  June 26, 2001
Assumed Reference Security Yield (as at Assumed Price
  Determination Date and Time)                                  =  4.07%
YLD                                                             =  .0557
CPN                                                             =  .1325
Date of first assumed payment of dividends in cash              =  January 1, 2002
Date of second assumed payment of dividends in cash             =  July 1, 2002
S1                                                              =  185
S2                                                              =  365
RV                                                              =  107.729%
CP                                                              =  $2.00

Total Consideration                                             =  $122.191
                                                                   --------

     ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*1.07729
[        ((1+(.0557/2))exp(185/180))        +        ((1+(.0557/2))exp(365/180))        +         ((1+(.0557/2))exp(365/180))


[      ]    DIVIDED BY ($100,079,179/$100)


Offer Consideration                                             =  $120.191
                                                                   --------

     ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*1.07729
[        ((1+(.0557/2))exp(185/180))        +        ((1+(.0557/2))exp(365/180))        +         ((1+(.0557/2))exp(365/180))

            DIVIDED BY
[      ]   ($100,079,179/$100) - $2.00

                                     SII-1

                                                                         ANNEX A

                                    FORM OF
                       SECOND CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
             AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE
             13 1/4% SERIES A EXCHANGEABLE PREFERRED STOCK AND THE
                13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK OF
                          CITADEL BROADCASTING COMPANY

    The undersigned, the duly elected and acting             president and
            secretary of Citadel Broadcasting Company, a Nevada corporation, pursuant to NRS 78.1955 do hereby certify as follows:

    WHEREAS, pursuant to authority conferred upon the Board of Directors by
ARTICLE 4 of the Amended and Restated Articles of Incorporation of the Company (the "Articles"), the Board of Directors of the Company by unanimous written consent dated June 30, 1997 adopted a resolution creating two series of Preferred Stock designated as 13 1/4% Series A Exchangeable Preferred Stock of Citadel Broadcasting Company and 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company:

    WHEREAS, a certificate of designation creating two series of Preferred Stock of the Company designated as 13 1/4% Series A Exchangeable Preferred Stock and 13 1/4% Series B Exchangeable Preferred Stock, was filed with the Nevada Secretary of State on July 2, 1997 (the "Original Designation").

    WHEREAS, pursuant to the authority conferred upon the Board of Directors of the Company by ARTICLE 4 of the Articles, and Section V of the Original Designation, the Board of Directors of the Company by unanimous written consent, dated July 21, 1997, adopted a resolution amending the Original Designation (the "New Designation").

    WHEREAS, a certificate of amendment effecting the New Designation was filed with the Nevada Secretary of State on July 31, 1997.

    WHEREAS, pursuant to the authority conferred upon the Board of Directors of the Company by ARTICLE 4 of the Articles, Section V of the New Designation and NRS 78.1955, the Board of Directors of the Company at a meeting held on April 26, 2001, adopted a resolution adopting an amendment to the New Designation.

    WHEREAS, pursuant to Section V of the New Designation, a majority of the holders of the outstanding shares of the Company's 13 1/4% Series B Exchangeable Preferred Stock (the only outstanding preferred stock of the Company) have granted their consent to an amendment to the New Designation.

    WHEREAS, the foregoing approval constitutes the approval required by NRS 78.1955(3) and therefore the approval of the stockholders required by NRS 78.1955(3) has been obtained.

    RESOLVED, that pursuant to the authority granted by the New Designation and NRS 78.1955 to the Board of Directors and the holders of the Company's Exchangeable Preferred Stock, the New Designation is hereby amended and restated in its entirety as follows:

        I. DESIGNATION AND AMOUNT. The designations for the two series of Preferred Stock authorized by this resolution shall be the 13 1/4% Series A Exchangeable Preferred Stock without par value (the "Series A Preferred Stock") and the 13 1/4% Series B Exchangeable Preferred Stock without par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"). The initial liquidation preference of the Exchangeable Preferred Stock is $100.00 per share and the original issue price for each such share is $100.00. The issue price per share or liquidation preference of the Exchangeable Preferred Stock shall not for any purpose be considered to be a determination by the Board of Directors with respect to the capital and surplus of the Company. The maximum number of shares of Series A Preferred Stock shall be 2,000,000 and the maximum number of shares of Series B Preferred Stock shall be 2,000,000.

        II. DIVIDENDS. (a) Holders of the outstanding shares of Exchangeable Preferred Stock (the "Holders") will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock at an annual rate of 13 1/4% (the "Dividend Rate"). All dividends will be cumulative, whether or not earned or declared, from the Closing Date and will be payable semi-annually in arrears on each Dividend Payment Date, commencing on January 1, 1998, to Holders of record on the June 15 or December 15 immediately preceding the relevant Dividend Payment Date. On or before July 1, 2002, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, PROVIDED, HOWEVER, that if the Company pays dividends in additional shares of Exchangeable Preferred Stock, Holders of Series A Preferred Stock shall be paid in additional shares of Series A Preferred Stock and Holders of Series B Preferred Stock shall be paid in additional shares of Series B Preferred Stock. After July 1, 2002, dividends shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before July 1, 2002 is not declared or paid in full in cash or in shares of Exchangeable Preferred Stock as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after July 1, 2002 is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend that is payable and that is not paid in cash on such date will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. Dividends shall cease to accumulate in respect of the shares of Exchangeable Preferred Stock on the Exchange Date or on the Redemption Date unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the Redemption Date.

        (b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to Section II(a) of this Certificate of Designation shall be paid PRO RATA to the Holders entitled thereto.

        (c) Nothing contained in this Certificate of Designation shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Exchangeable Preferred Stock at any time.

        (d) Holders shall be entitled to receive the dividends provided for in
    Section II(a) of this Certificate of Designation (including any accumulated and unpaid cash dividends on the Exchangeable Preferred Stock) in preference to and in priority over any cash dividends (including accumulated and unpaid dividends) upon any of the Junior Stock.

        (e) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends PRO RATA with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on any issued and outstanding Exchangeable Preferred Stock.

        (f) Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

        (g) Each fractional share of Exchangeable Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Exchangeable Preferred Stock pursuant to Section II(a), and all such dividends with respect to such outstanding fractional shares shall accumulate at the Dividend Rate and shall be payable in the same manner and at such times as provided for in
    Section II(a) with respect to dividends on each outstanding share of Exchangeable Preferred Stock.

        (h) Dividends payable on the Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable.

        III. LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the then effective liquidation preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the holders of the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the liquidation preference, together with all accumulated and unpaid dividends, to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, Holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this
    Section III, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

        The liquidation preference with respect to each outstanding fractional share of Exchangeable Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payments with respect to each outstanding full share of Exchangeable Preferred Stock.

        IV. EXCHANGE. (a) The Company may, at its option, subject to the conditions described below, on any scheduled Dividend Payment Date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures. At least 30 and not more than 60 days prior to the date fixed for exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state:

           (i) that the Company has elected to exchange the Exchangeable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation;

           (ii) the date of such exchange (the "Exchange Date");

           (iii) that the Holder is to surrender to the Company, at the place or places and in the manner designated in the Exchange Notice, its certificate or certificates representing the shares of Exchangeable Preferred Stock;

           (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accumulate at the close of business on the day prior to the Exchange Date, whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date, unless the Company shall default in the delivery of Exchange Debentures; and

           (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date.

        On the Exchange Date, if the conditions set forth in clauses
    (A) through (E) below are satisfied and if the exchange is then permitted under the Exchange Indenture, the Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient for the exchange to occur (including, without limitation, legally available funds sufficient therefor under
    Section 78.288 (or any successor provisions), to the extent applicable, of the General Corporation Law of the State of Nevada); (B) the Company shall have obtained a written opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange, and such exemption is relied upon by the Company for such exchange or, alternatively, that the Exchange Debentures have been registered thereunder; (C) the Exchange Indenture and the Debentures Trustee shall have been qualified under the Trust Indenture Act or the Company shall have obtained a written opinion of counsel that such qualification is not required; (D) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture, and no material breach or default would exist under the Credit Facility, the Notes Indenture or the Securities Purchase and Exchange Agreement; and (E) on the Exchange Date there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date). In the event that any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, then no shares of Exchangeable Preferred Stock shall be exchanged, and in order to effect an exchange as provided for in this
    Section IV, the Company shall be required to fix another date for the exchange and issue a new Exchange Notice.

        (b) Upon any exchange pursuant to this Section IV, Holders shall be entitled to receive, subject to the provisions hereof, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate of the liquidation preference of the Exchangeable Preferred Stock and all accumulated and unpaid dividends thereon, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon for the period from the immediately preceding Dividend Payment Date to the day prior to the Exchange Date; PROVIDED that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000 and provided further that the Exchange Debentures will be issuable only in denominations of $1,000 and integral multiples thereof.

        (c) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of the Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of the Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the Exchange Notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures as aforesaid. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

        (d) If the Exchange Notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders as stockholders of the Company shall cease (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as a registered holder or holders of such Exchange Debentures as of the Exchange Date.

        V. VOTING RIGHTS. (a) Holders, except as otherwise required under Nevada law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

        (b) If (i) after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive) (a "Dividend Default");
    (ii) the Company fails to redeem the Exchangeable Preferred Stock on July 1, 2009 or fails to otherwise discharge any redemption obligation set forth in this Certificate of Designation with respect to the Exchangeable Preferred Stock; (iii) the Company fails to make a Non-FL Change of Control Offer if such offer is required by the provisions set forth under the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant set forth in Section VIII(b) below or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Non-FL Change of Control Offer; (iv) a breach or violation of any other provisions contained in Section VIII hereof occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time (each such event described in clauses (i) through (v) above being referred to herein as a "Voting Rights Triggering Event") then the number of directors constituting the Board of Directors will be adjusted to permit the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect two directors to the Board of Directors. The voting rights provided herein shall be the Holders' exclusive remedy at law or in equity. Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate.

        (c) The Company shall not authorize any new class of Senior Stock or modify, change, affect or amend the Articles or this Certificate of Designation to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

        (d) Immediately after voting power to elect directors shall have become vested and be continuing in the Holders pursuant to Section V(b) or if vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company shall call a special meeting of the Holders for the purpose of electing the directors which such Holders are entitled to elect. Any such meeting shall be held at the earliest practicable date, and the Company shall provide Holders with access to the lists of Holders pursuant to the provisions of this Section V(d). At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting separately as a class, to elect directors, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock shall be required to constitute a quorum of such Holders.

        (e) Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by the Holders unless and until such vacancy shall be filled by the Holders.

        (f) In any case in which the Holders shall be entitled to vote pursuant to this Section V or pursuant to the General Corporation Law of the State of Nevada, each Holder shall be entitled to one vote for each share of Exchangeable Preferred Stock held.

        (g) Holders of at least 66 2/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provision of this Certificate of Designation.

        Further, Holders are entitled to vote as a class upon a proposed amendment to the Articles if the amendment would increase or decrease the par value of the shares of, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Except as set forth above, (i) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of series thereof within the existing class of Preferred Stock of the Company, or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including any Preferred Stock of the Company, shall not require the consent of the Holders and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders.

        VI. REDEMPTION. (a) OPTIONAL REDEMPTION. (i) The Exchangeable Preferred Stock will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption (the "Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

YEAR                                            REDEMPTION PRICE
----                                            ----------------
2002  ........................................     107.729%
2003  ........................................     106.625%
2004  ........................................     105.521%
2005  ........................................     104.417%
2006  ........................................     103.313%
2007  ........................................     102.208%
2008  ........................................     101.104%

           (ii) In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued as of the Closing Date or issued as dividends on the Exchangeable Preferred Stock, with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 113.250% of the liquidation preference thereof, plus without duplication, accumulated and unpaid dividends, if any, to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
       Date), subject to the right of Holders of record on the relevant record date to receive dividends due on a Dividend Payment Date; PROVIDED that, immediately after giving effect to any such redemption, at least $75,000,000 in aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

           (iii) No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock. If less than all the Exchangeable Preferred Stock is to be redeemed, the particular shares to be redeemed will be determined PRO RATA, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such PRO RATA redemption requirement. If any Exchangeable Preferred Stock is to be redeemed in part, the Redemption Notice that relates to such Exchangeable Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of the same Series of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock and, unless the Company fails to pay the redemption price on the Redemption Date, after the Redemption Date dividends will cease to accumulate on the Exchangeable Preferred Stock called for redemption.

        (b) MANDATORY REDEMPTION. The Company shall redeem all outstanding Exchangeable Preferred Stock (subject to the legal availability of funds therefor) in whole on the redemption date of July 1, 2009 (the "Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption.

        (c) PROCEDURE FOR REDEMPTION. (i) Not more than 60 and not less than
    30 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Exchangeable Preferred Stock at such Holder's address as the same appears on the stock ledger of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

           (A) the Redemption Price;

           (B) whether all or less than all the outstanding shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of such Exchangeable Preferred Stock being redeemed;

           (C) the number of shares of Exchangeable Preferred Stock held by the Holder that the Company intends to redeem;

           (D) the Redemption Date;

           (E) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Exchangeable Preferred Stock to be redeemed;

           (F) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on the day prior to such Redemption Date unless the Company defaults in the payment of the redemption price; and

           (G) the name of any bank or trust company performing the duties referred to in subsection (c)(v) below.

        (ii) On or before the Redemption Date, each Holder of Exchangeable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (iii) Unless the Company defaults in the payment in full of the redemption price, dividends on the Exchangeable Preferred Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

        (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest.

        (v) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

        VII. RANKING. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (a) senior to all classes of common stock and to each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (b) on a parity with each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (c) subject to the approval of the Holders in accordance with Section V(c) hereof, junior to each class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

        VIII. CERTAIN COVENANTS. PURCHASE OF EXCHANGEABLE PREFERRED STOCK UPON A CHANGE OF CONTROL. Upon a Change of Control, the Company shall consummate either an FL Change of Control Offer or a Non-FL Change of Control Offer. An "FL Change of Control Offer" shall mean an offer to purchase described in
    Section VIII(a) and the other procedures set forth in Section VIII(a). A "Non-FL Change of Control Offer" shall mean an offer to purchase described in Section VIII(b) and the other procedures set forth in Section VIII(b).

        (a) FL CHANGE OF CONTROL OFFER. If the Company elects to consummate an FL Change of Control Offer the Company, or any of its Affiliates (including, without limitation, Citadel Communications), shall make an offer to purchase from the Holders shares of Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to or greater than 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase.

        An FL Change of Control Offer may be commenced at any time, including prior to the occurrence of a Change of Control, and shall comply with the following requirements:

           (i) the offer to purchase the Holders' Exchangeable Preferred Stock shall comply with the requirements of the Exchange Act;

           (ii) the Company shall be obligated to consummate the FL Change of Control Offer upon a Change of Control;

           (iii) the Company shall be obligated to accept for payment and purchase within 60 days of a Change of Control the Exchangeable Preferred Stock that is tendered pursuant to an FL Change of Control Offer;

           (iv) any Exchangeable Preferred Stock not tendered will continue to accumulate dividends;

           (v) unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the FL Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date; and

           (vi) the offer to purchase shall state certain other procedures that a Holder of Exchangeable Preferred Stock must follow to accept an FL Change of Control Offer or to withdraw such acceptance.

        (b) NON-FL CHANGE OF CONTROL OFFER. Unless the Company consummates an FL Change of Control Offer, if a Change of Control occurs at any time, then each Holder of Exchangeable Preferred Stock will have the right to require that the Company purchase such Holder's Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase.

        A Non-FL Change of Control Offer shall comply with the following requirements:

           (i) Within 30 days following any Change of Control, the Company will notify the Transfer Agent thereof and give written notice of such Change of Control to each Holder of Exchangeable Preferred Stock by first-class mail, postage prepaid, at its address appearing in the security register of the Exchangeable Preferred Stock, stating, among other things,
       (A) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (B) that any Exchangeable Preferred Stock not tendered will continue to accumulate dividends; (C) that, unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the Non-FL Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date;

       and (D) certain other procedures that a Holder of Exchangeable Preferred Stock must follow to accept a Non-FL Change of Control Offer or to withdraw such acceptance.

           (ii) On the date of purchase, the Company shall: (A) accept for payment the Exchangeable Preferred Stock tendered pursuant to the Non-FL Change of Control Offer; (B) deposit with the Transfer Agent money sufficient to pay the purchase price of all Exchangeable Preferred Stock so accepted; and (C) deliver, or cause to be delivered, to the Transfer Agent, all Exchangeable Preferred Stock so accepted together with an officers' certificate specifying the Exchangeable Preferred Stock accepted for payment by the Company. The Company shall promptly mail to the Holders a new certificate representing any shares not so purchased. The Company shall publicly announce the results of the Non-FL Change of Control Offer on or as soon as practicable after the date of purchase.

           (iii) The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such Debt) that would materially impair the ability of the Company to make a Non-FL Change of Control Offer to purchase the Exchangeable Preferred Stock or, if such Non-FL Change of Control Offer is made, to pay for the Exchangeable Preferred Stock tendered for purchase.

        IX. NO REISSUANCE OF EXCHANGEABLE PREFERRED STOCK. None of the shares of Exchangeable Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.

        X. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

        XI. TRANSFER RESTRICTIONS. (a) The Series A Preferred Stock will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the Holder thereof:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CITADEL BROADCASTING COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY,
    (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY

    DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        (b) The Transfer Agent shall refuse to register any transfer of Series A Preferred Stock in violation of the restrictions contained in the legend provided for in Section XI(a).

        (c) The legend provided for in Section XI(a) may be removed if the Series A Preferred Stock has been registered pursuant to a Preferred Stock Shelf Registration Statement under the Securities Act. Unlegended Series B Preferred Stock may be issued in exchange for Series A Preferred Stock pursuant to a Preferred Stock Exchange Offer.

        (d) At any time after one year following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Series A Preferred Stock in the place of shares of legended Series A Preferred Stock.

        (e) In connection with proposed transfers of Series A Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each Holder of Series A Preferred Stock shall notify the Company or the Transfer Agent in the event of any transfer by such Holder of any shares of Series A Preferred Stock to a foreign transferee.

        XII. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

        "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

        "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

        "Change of Control" means the occurrence of any of the following events:

           (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement or Citadel Communications is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

           (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

           (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

        "Citadel Communications" means Citadel Communications Corporation, a Nevada corporation, and any successors thereof.

        "Closing Date" means July 3, 1997.

        "Credit Facility" means the loan agreement dated October 9, 1996 among the Company and the financial institutions and banks named therein, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

        "Debentures Trustee" means The Bank of New York, as Trustee under the Exchange Indenture, or any successor Debentures Trustee appointed in accordance with the terms of the Exchange Indenture.

        "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed,
    (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the type referred to in clauses
    (a) through (g) of another person and all dividends of another person
    (i) the payment of which, in either case, such person has guaranteed or
    (ii) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Certificate of Designation, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability, for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

        "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to one year after the Mandatory Redemption Date, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon occurrence of a "change of control" occurring prior to the Mandatory Redemption Date will not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section VIII, "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to
    Section VIII, "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation; provided, however, that "Disqualified Stock" shall not include the Exchangeable Preferred Stock.

        "Dividend Default" has the meaning specified in Section V(b) hereof.

        "Dividend Payment Date" means each January 1 and July 1 of each year on which dividends shall be paid or are payable, any Redemption Date and any other date on which dividends in arrears may be paid.

        "Dividend Rate" has the meaning specified in Section II(a) hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Date" has the meaning specified in Section IV(a) hereof.

        "Exchange Debentures" means the 13 1/4% Exchange Debentures due 2009 of the Company, issuable pursuant to the Exchange Indenture in exchange for the Exchangeable Preferred Stock at the option of the Company.

        "Exchange Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc. as guarantor, and The Bank of New York, as trustee, relating to the Exchange Debentures.

        "Exchange Notice" has the meaning specified in Section IV(a) hereof.

        "Exchangeable Preferred Stock" has the meaning set forth in Section I hereof.

        "FL Change of Control Offer" has the meaning specified in
    Section VIII(a) hereof.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

        "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way, the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including without limitation, the payment of amounts drawn down under letters of credit.

        "Hedging Obligations" means the obligations of any person under
    (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements destined to protect such person against fluctuations in interest rates or the value of foreign currencies.

        "Holder" has the meaning specified in Section II(a) hereof.

        "Junior Stock" has the meaning specified in Section VII hereof.

        "License Subsidiary" means Citadel License, Inc.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Mandatory Redemption Date" has the meaning specified in Section VI(b) hereof.

        "Non-FL Change of Control Offer" has the meaning specified in
    Section VIII(b) hereof.

        "Notes" means the 10 1/4% Senior Subordinated Notes due 2007 of the Company, issuable pursuant to the Notes Indenture.

        "Notes Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc., as guarantor, and The Bank of New York, as trustee, relating to the 10 1/4% Senior Subordinated Notes due 2007 of the Company.

        "Original Issue Date" means July 3, 1997.

        "Parity Stock" has the meaning specified in Section VII hereof.

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "Preferred Stock Exchange Offer" means an offer by the Company to exchange the Series A Preferred Stock for the Series B Preferred Stock pursuant to an effective registration statement.

        "Preferred Stock Shelf Registration Statement" means a shelf registration statement which becomes effective and covers resales of the Series A Preferred Stock.

        "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications, the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

        "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

        "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

        "Redemption Date" has the meaning specified in
    Section VI(a)(i) hereof.

        "Redemption Notice" has the meaning specified in
    Section VI(c)(i) hereof.

        "Redemption Price" means the price at which the Exchangeable Preferred Stock may be redeemed.

        "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Purchase and Exchange Agreement" means that certain Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended by the First Amendment thereto dated December 31, 1996, and by the Second Amendment thereto dated March 17, 1997 among Citadel Communications, the Company and certain other parties.

        "Senior Stock" has the meaning specified in Section VII hereof.

        "Series A Preferred Stock" has the meaning set forth in Section I hereof.

        "Series B Preferred Stock" has the meaning set forth in Section I hereof.

        "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

        "Transfer Agent" means The Bank of New York or any successor transfer agent.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date on which this Certificate of Designation was filed.

        "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the Exchange Indenture and (b) any Subsidiary of an Unrestricted Subsidiary.

        "Voting Rights Triggering Event" has the meaning set forth above in
    Section V(b) hereof.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

        "Voting Trust Agreement" means that certain Voting Trust Agreement dated as of March 17, 1997 by and among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Christopher Hall, as the initial Trustee thereunder and J. Walter Corcoran and Harlan Levy, each as an initial Back-Up Trustee thereunder.

                                   EXHIBIT A
                           FORM OF CERTIFICATE AS TO
                         COMPLETION OF DISTRIBUTION AND
                        TERMINATION OF RESTRICTED PERIOD

                                                                   _______, ____

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re:  Citadel Broadcasting Company (the "Company") 13 1/4%
       Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and 13 1/4% Series B Exchangeable Preferred Stock (the "Series B Preferred Stock")

Dear Ladies and Gentlemen:

    This letter relates to   shares of Series A Preferred Stock represented by
the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to
Section XI(d) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Nevada on
           , 2001 relating to the Series A Preferred Stock and the Series B Preferred Stock, we hereby certify that we are a person outside the United States to whom the Series A Preferred Stock could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the shares of Series A Preferred Stock represented by the Legended Certificate for a like number of shares of Series A Preferred Stock, which shall be represented by the attached Certificate (the "Unlegended Certificate"), which does not bear a legend outlining restrictions upon the transfer of such Unlegended Certificate, all in the manner provided for in the Certificate of Designation.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

                                   EXHIBIT B
                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                   _______, ____

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re:  Citadel Broadcasting Company (the
       "Company") 13 1/4% Series A Exchangeable
       Preferred Stock (the "Securities")

Dear Sirs:

    In connection with our proposed purchase of   shares of the Securities, we
confirm that:

        1. The undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities, except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,
    (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

        3. We understand that, on any proposed resale of any Securities or Conversion Shares, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

                                   EXHIBIT C
                      FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re: Citadel Broadcasting Company (the
      "Company") 13 1/4% Series A Exchangeable
      Preferred Stock (the "Securities")

Dear Sirs:

    In connection with our proposed sale of       shares of the Securities, we
confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

        (1) the offer of the Securities was not made to a person in the United States;

        (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
    (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

    In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

IN WITNESS WHEREOF, the Company has caused this Second Certificate of Amendment to Certificate of Designations to be duly executed in its corporate name on this
  day of            , 2001.

                                                       CITADEL BROADCASTING COMPANY

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Its:

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Its:

STATE OF ________________________

COUNTY OF _____________________

    This instrument was acknowledged before me on            , 2001 by
           , as             President of Citadel Broadcasting Company.

                                                  ------------------------------------------
(Seal, if any)                                    Notary Public

                                                  My Commission Expires

STATE OF ________________________

COUNTY OF _____________________

    This instrument was acknowledged before me on   , 2001 by            , as
            Secretary of Citadel Broadcasting Company.

                                                  ------------------------------------------
                                                  Notary Public

(Seal, if any)                                    My Commission Expires

                                                                         ANNEX B

                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES AND RELATIVE,
                PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
             AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE
             13 1/4% SERIES A EXCHANGEABLE PREFERRED STOCK AND THE
                13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK OF
                          CITADEL BROADCASTING COMPANY

    WHEREAS, pursuant to authority conferred upon the Board of Directors by
ARTICLE 4 of the Amended and Restated Articles of Incorporation of the Company (the "Articles"), the Board of Directors of the Company by unanimous written consent dated June 30, 1997 adopted the following resolution creating two series of Preferred Stock designated as 13 1/4% Series A Exchangeable Preferred Stock of Citadel Broadcasting Company and 13 1/4% Series B Exchangeable Preferred Stock of Citadel Broadcasting Company:

    RESOLVED, that pursuant to the authority expressly vested in the Board of Directors in accordance with the provisions of the Articles, two series of Preferred Stock of the Company, without par value, be and they hereby are, created and that the designation and amount thereof and the voting powers, preferences, and relative rights of the shares of each such series, and the limitations and restrictions thereof, are as follows:

        I. DESIGNATION AND AMOUNT. The designations for the two series of Preferred Stock authorized by this resolution shall be the 13 1/4% Series A Exchangeable Preferred Stock without par value (the "Series A Preferred Stock") and the 13 1/4% Series B Exchangeable Preferred Stock without par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"). The initial liquidation preference of the Exchangeable Preferred Stock is $100.00 per share and the original issue price for each such share is $100.00. The issue price per share or liquidation preference of the Exchangeable Preferred Stock shall not for any purpose be considered to be a determination by the Board of Directors with respect to the capital and surplus of the Company. The maximum number of shares of Series A Preferred Stock shall be 2,000,000 and the maximum number of shares of Series B Preferred Stock shall be 2,000,000.

        II. DIVIDENDS. (a) Holders of the outstanding shares of Exchangeable Preferred Stock (the "Holders") will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Exchangeable Preferred Stock at an annual rate of 13 1/4% (the "Dividend Rate"). All dividends will be cumulative, whether or not earned or declared, from the Closing Date and will be payable semi-annually in arrears on each Dividend Payment Date, commencing on January 1, 1998, to Holders of record on the June 15 or December 15 immediately preceding the relevant Dividend Payment Date. On or before July 1, 2002, the Company may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, provided, however, that if the Company pays dividends in additional shares of Exchangeable Preferred Stock, Holders of Series A Preferred Stock shall be paid in additional shares of Series A Preferred Stock and Holders of Series B Preferred Stock shall be paid in additional shares of Series B Preferred Stock. After July 1, 2002, dividends shall be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before July 1, 2002 is not declared or paid in full in cash or in shares of Exchangeable Preferred Stock as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after July 1, 2002 is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend that is payable and that is not paid in cash on such date will bear interest at the Dividend Rate, compounding semi-annually from such Dividend Payment Date until paid in full. Dividends shall cease to accumulate in respect of the shares of Exchangeable Preferred Stock on the Exchange Date or on the Redemption Date unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the Redemption Date.

        (b) All dividends paid with respect to shares of the Exchangeable Preferred Stock pursuant to Section II(a) of this Certificate of Designation shall be paid pro rata to the Holders entitled thereto.

        (c) Nothing contained in this Certificate of Designation shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Exchangeable Preferred Stock at any time.

        (d) Holders shall be entitled to receive the dividends provided for in
    Section II(a) of this Certificate of Designation (including any accumulated and unpaid cash dividends on the Exchangeable Preferred Stock) in preference to and in priority over any cash dividends (including accumulated and unpaid dividends) upon any of the Junior Stock.

        (e) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on any issued and outstanding Exchangeable Preferred Stock.

        (f) Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

        (g) Each fractional share of Exchangeable Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Exchangeable Preferred Stock pursuant to Section II(a), and all such dividends with respect to such outstanding fractional shares shall accumulate at the Dividend Rate and shall be payable in the same manner and at such times as provided for in
    Section II(a) with respect to dividends on each outstanding share of Exchangeable Preferred Stock.

        (h) Dividends payable on the Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable.

        III. LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the then effective liquidation preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the holders of the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the liquidation preference, together with all accumulated and unpaid dividends, to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, Holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this Section III, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

        The liquidation preference with respect to each outstanding fractional share of Exchangeable Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payments with respect to each outstanding full share of Exchangeable Preferred Stock.

        IV. EXCHANGE. (a) The Company may, at its option, subject to the conditions described below, on any scheduled Dividend Payment Date, exchange the Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures. At least 30 and not more than 60 days prior to the date fixed for exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state:

           (i) that the Company has elected to exchange the Exchangeable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation;

           (ii) the date of such exchange (the "Exchange Date");

           (iii) that the Holder is to surrender to the Company, at the place or places and in the manner designated in the Exchange Notice, its certificate or certificates representing the shares of Exchangeable Preferred Stock;

           (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accumulate at the close of business on the day prior to the Exchange Date, whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date, unless the Company shall default in the delivery of Exchange Debentures; and

           (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date.

        On the Exchange Date, if the conditions set forth in clauses
    (A) through (E) below are satisfied and if the exchange is then permitted under the Exchange Indenture, the Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient for the exchange to occur (including, without limitation, legally available funds sufficient therefor under
    Section 78.288 (or any successor provisions), to the extent applicable, of the General Corporation Law of the State of Nevada); (B) the Company shall have obtained a written opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange, and such exemption is relied upon by the Company for such exchange or, alternatively, that the Exchange Debentures have been registered thereunder; (C) the Exchange Indenture and the Debentures Trustee shall have been qualified under the Trust Indenture Act or the Company shall have obtained a written opinion of counsel that such qualification is not required; (D) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture, and no material breach or default would exist under the

    Credit Facility, the Notes Indenture or the Securities Purchase and Exchange Agreement; and (E) on the date of such exchange (the "Exchange Date") there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividend payable on such date). In the event that any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, then no shares of Exchangeable Preferred Stock shall be exchanged, and in order to effect an exchange as provided for in this Section IV, the Company shall be required to fix another date for the exchange and issue a new Exchange Notice.

        (b) Upon any exchange pursuant to this Section IV, Holders shall be entitled to receive, subject to the provisions hereof, $1.00 principal amount of Exchange Debentures for each $1.00 of the aggregate of the liquidation preference of the Exchangeable Preferred Stock and all accumulated and unpaid dividends thereon, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon for the period from the immediately preceding Dividend Payment Date to the day prior to the Exchange Date; provided that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000 and provided further that the Exchange Debentures will be issuable only in denominations of $1,000 and integral multiples thereof.

        (c) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of the Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of the Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the Exchange Notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures as aforesaid. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

        (d) If the Exchange Notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders as stockholders of the Company shall cease (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000), and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as a registered holder or holders of such Exchange Debentures as of the Exchange Date.

        V. VOTING RIGHTS. (a) Holders, except as otherwise required under Nevada law or as set forth below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

        (b) If (i) after July 1, 2002, cash dividends on the Exchangeable Preferred Stock are in arrears and unpaid for two or more semi-annual dividend periods (whether or not consecutive) (a "Dividend Default");
    (ii) the Company fails to redeem the Exchangeable Preferred Stock on July 1, 2009 or fails to otherwise discharge any redemption obligation set forth in this Certificate of Designation with respect to the Exchangeable Preferred Stock; (iii) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth under the "Purchase of Exchangeable Preferred Stock upon a Change of Control" covenant set forth in
    Section VIII below or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any other provisions contained in Section VIII hereof occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding; or (v) the Company fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Debt of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated, if the aggregate principal amount of such Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time (each such event described in clauses (i) through (v) above being referred to herein as a "Voting Rights Triggering Event") then the number of directors constituting the Board of Directors will be adjusted to permit the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect two directors to the Board of Directors. The voting rights provided herein shall be the Holders' exclusive remedy at law or in equity. Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Exchangeable Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate.

        (c) The Company shall not authorize any new class of Senior Stock or modify, change, affect or amend the Articles or this Certificate of Designation to affect materially and adversely the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

        (d) Immediately after voting power to elect directors shall have become vested and be continuing in the Holders pursuant to Section V(b) or if vacancies shall exist in the offices of directors elected by the Holders, a proper officer of the Company shall call a special meeting of the Holders for the purpose of electing the directors which such Holders are entitled to elect. Any such meeting shall be held at the earliest practicable date, and the Company shall provide Holders with access to the lists of Holders pursuant to the provisions of this Section V(d). At any meeting held for the purpose of electing directors at which the Holders shall have the right, voting separately as a class, to elect directors, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Exchangeable Preferred Stock shall be required to constitute a quorum of such Holders.

        (e) Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by the Holders unless and until such vacancy shall be filled by the Holders.

        (f) In any case in which the Holders shall be entitled to vote pursuant to this Section V or pursuant to the General Corporation Law of the State of Nevada, each Holder shall be entitled to one vote for each share of Exchangeable Preferred Stock held.

        (g) Holders of at least 66 2/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, separately as a class, may waive compliance with any provision of this Certificate of Designation.

        Further, Holders are entitled to vote as a class upon a proposed amendment to the Articles if the amendment would increase or decrease the par value of the shares of, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Except as set forth above, (i) the creation, authorization or issuance of any shares of Junior Stock, Parity Stock or Senior Stock, including the designation of series thereof within the existing class of Preferred Stock of the Company, or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including any Preferred Stock of the Company, shall not require the consent of the Holders and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders.

        VI. REDEMPTION. (a) OPTIONAL REDEMPTION. (i) The Exchangeable Preferred Stock will be redeemable (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at the election of the Company, as a whole or from time to time in part, at any time on or after July 1, 2002 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of the then effective liquidation preference thereof) set forth below, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption (the "Redemption Date") (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on July 1 of the years indicated below:

YEAR                                                   REDEMPTION PRICE
----                                                   ----------------
2002.................................................      107.729%
2003.................................................      106.625%
2004.................................................      105.521%
2005.................................................      104.417%
2006.................................................      103.313%
2007.................................................      102.208%
2008.................................................      101.104%

        (ii) In addition, at any time and from time to time prior to July 1, 2000, the Company may at its option redeem shares of Exchangeable Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of Exchangeable Preferred Stock issued as of the Closing Date or issued as dividends on the Exchangeable Preferred Stock, with the net proceeds of one or more Public Equity Offerings at a redemption price equal to 113.250% of the liquidation preference thereof, plus without duplication, accumulated and unpaid dividends, if any, to the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), subject to the right of Holders of record on the relevant record date to receive dividends due on a Dividend Payment Date; provided that, immediately after giving effect to any such redemption, at least $75,000,000 in aggregate liquidation preference of the Exchangeable Preferred Stock remains outstanding. Any such redemption must be made within 90 days of the related Public Equity Offering.

        (iii) No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock. If less than all the Exchangeable Preferred Stock is to be redeemed, the particular shares to be redeemed will be determined pro rata, except that the Company may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. If any Exchangeable Preferred Stock is to be redeemed in part, the Redemption Notice that relates to such Exchangeable Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of the same Series of Exchangeable Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock and, unless the Company fails to pay the redemption price on the Redemption Date, after the Redemption Date dividends will cease to accumulate on the Exchangeable Preferred Stock called for redemption.

        (b) MANDATORY REDEMPTION. The Company shall redeem all outstanding Exchangeable Preferred Stock (subject to the legal availability of funds therefor) in whole on the redemption date of July 1, 2009 (the "Mandatory Redemption Date"), at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption.

        (c) PROCEDURE FOR REDEMPTION. (i) Not more than 60 and not less than
    30 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Exchangeable Preferred Stock at such Holder's address as the same appears on the stock ledger of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

           (A) the Redemption Price;

           (B) whether all or less than all the outstanding shares of the Exchangeable Preferred Stock are to be redeemed and the total number of shares of such Exchangeable Preferred Stock being redeemed;

           (C) the number of shares of Exchangeable Preferred Stock held by the Holder that the Company intends to redeem;

           (D) the Redemption Date;

           (E) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Exchangeable Preferred Stock to be redeemed;

           (F) that dividends on the shares of the Exchangeable Preferred Stock to be redeemed shall cease to accumulate on the day prior to such Redemption Date unless the Company defaults in the payment of the redemption price; and

           (G) the name of any bank or trust company performing the duties referred to in subsection (c)(v) below.

        (ii) On or before the Redemption Date, each Holder of Exchangeable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Exchangeable Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (iii) Unless the Company defaults in the payment in full of the redemption price, dividends on the Exchangeable Preferred Stock called for redemption shall cease to accumulate on the day prior to the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

        (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest.

        (v) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Exchangeable Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

        VII. RANKING. The Exchangeable Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (a) senior to all classes of common stock and to each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (b) on a parity with each other class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (c) subject to the approval of the Holders in accordance with Section V(c) hereof, junior to each class of Capital Stock or series of preferred stock established after the Closing Date by the Board of Directors the terms of which do not expressly provide that such class or series will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

        VIII.  CERTAIN COVENANTS.

        (1) LIMITATION ON DEBT. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Restricted Subsidiary may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Cash Flow Ratio would have been less than 7.0 to 1.0. In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt as if the additional Debt had been incurred and the application of proceeds therefrom occurred on the first day of the four-fiscal quarter period used to calculate the Consolidated Cash Flow Ratio, (ii) the incurrence, repayment or retirement of any other Debt by the Company or any of its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or any of its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period.

        (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit any of its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

           (i) Debt of the Company or any Restricted Subsidiary under the Credit Facility (including guarantees thereof by Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed $110,000,000.

           (ii) Debt of the Company or any of its Restricted Subsidiaries outstanding on the Closing Date, other than Debt described in clause (i) above.

           (iii) Debt owed by the Company to any of its Restricted Subsidiaries or owed by any Subsidiary to the Company or a Restricted Subsidiary or owed to the Company or a Restricted Subsidiary by a Restricted Subsidiary, provided the incurrence of such Debt did not violate
       Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation.

           (iv) Debt represented by the Notes and the Subsidiary Notes
       Guarantees.

           (v) Hedging Obligations of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business.

           (vi) Capitalized Lease Obligations of the Company or any of its Restricted Subsidiaries in an aggregate amount not exceeding $3,000,000 at any one time outstanding.

           (vii) Debt under purchase money mortgages or secured by purchase money security interests so long as (x) such Debt is not secured by any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate principal amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

           (viii) Debt of the Company or any Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

           (ix) Debt of the Company or any of its Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

           (x) Acquired Debt of a person, other than Debt incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or the acquisition of assets from such person, as the case may be, provided that the Company on a pro forma basis could incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of this covenant.

           (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or any Restricted Subsidiary of any outstanding Debt of the Company or such Restricted Subsidiary, other than Debt incurred pursuant to clause (i), (v), (vi), (vii), (viii) or (ix) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing plus the amount of expenses of the Company incurred in connection with such refinancing and
       (B) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

        (2) LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

        (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Junior Stock of the Company or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in Qualified Equity Interests of the issuer of such shares of Junior Stock,
    (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (iii) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs;

        (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of (i) Junior Stock of the Company (or any options, warrants or other rights to acquire shares of Junior Stock of the Company (other than any such Junior Stock owned by Restricted Subsidiaries)) or (ii) Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (A) any Unrestricted Subsidiary or (B) any Restricted Subsidiary that are held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

        (c) make any Investment (other than a Permitted Investment) in any person (such payments or other actions described in (but not excluded from) clauses (a) through (c) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

           (i) no Voting Rights Triggering Event has occurred and is continuing,

           (ii) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, and

           (iii) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

               (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow for the period beginning on the first day of the Company's fiscal quarter during which the Closing Date occurs and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment (the "Computation Period") minus
           (y) the product of 1.4 times the sum of (i) Consolidated Fixed Charges for the Computation Period and (ii) all dividends or other distributions paid in cash by the Company or any of its Restricted Subsidiaries on any

           Disqualified Stock of the Company or any of its Restricted Subsidiaries for the Computation Period; plus

               (B) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding from this computation any net proceeds of a Public Equity Offering received by the Company that are used by it to redeem the Exchangeable Preferred Stock, as discussed in Section VI(a)(ii), "Redemption" above); plus

               (C) the aggregate net proceeds received by the Company after the Closing Date (including the fair market value of property other than cash as determined by the Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

               (D) without duplication, the Net Cash Proceeds received by the Company or a Wholly Owned Restricted Subsidiary upon the sale of any of its Unrestricted Subsidiaries; plus

               (E) $5,000,000.

        Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (c) and (d) below) no Voting Rights Triggering Event has occurred and is continuing or would occur:

        (a) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

        (b) The repurchase, redemption or other acquisition or retirement for value of any shares of Junior Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

        (c) The payment by the Company to Citadel Communications for the purpose of the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of Citadel Communications, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $1,000,000 in any fiscal year.

        (d) Loans or advances to officers, directors and employees of Citadel Communications, the Company or any of its Restricted Subsidiaries made in the ordinary course of business after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

        (e) Payments to or on behalf of Citadel Communications to pay its operating and administrative expenses attributable to the Company, including, without limitation, legal and audit expenses, directors' fees, fees payable in respect of the trustee and the back-up trustees under the Voting Trust Agreement, and Commission compliance expenses, in an amount not to exceed the greater of $1,000,000 per fiscal year and 1% of the net revenues of the Company for the preceding fiscal year.

        (f) Repayment of the note payable of the Company to Citadel Communications outstanding as of the Closing Date in an amount not to exceed $12,817,000 plus accrued and unpaid interest thereon to the Closing Date.

        The payments described in clauses (b), (c) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii), and the payments described in clauses (a), (e) and (f) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under the foregoing clause (iii).

        For the purpose of making calculations under this Certificate of Designation (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors, whose good faith determination will be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors, whose good faith determination will be conclusive and
    (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors, whose good faith determination will be conclusive.

        If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

        If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and any of its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

        In computing Consolidated Adjusted Net Income for purposes of the foregoing clause (iii) (A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Certificate of Designation, such Restricted Payment will be deemed to have been made in compliance with this Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

        (3)  PURCHASE OF EXCHANGEABLE PREFERRED STOCK UPON A CHANGE OF
    CONTROL. If a Change of Control occurs at any time, then each Holder of Exchangeable Preferred Stock will have the right to require that the Company purchase such Holder's Exchangeable Preferred Stock, in whole or in part, at a purchase price in cash equal to 101% of the liquidation preference of such Exchangeable Preferred Stock, plus accumulated and unpaid dividends, if any, to the date of purchase, pursuant to the offer described herein (the "Change of Control Offer") and the other procedures set forth herein.

        Within 30 days following any Change of Control, the Company will notify the Transfer Agent thereof and give written notice of such Change of Control to each Holder of Exchangeable Preferred Stock by first-class mail, postage prepaid, at its address appearing in the security register of the Exchangeable Preferred Stock, stating, among other things, (i) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act; (ii) that any Exchangeable Preferred Stock not tendered will continue to accumulate dividends; (iii) that, unless the Company defaults in the payment of the purchase price, any Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer will cease to accumulate dividends after the Change of Control purchase date; and (iv) certain other procedures that a Holder of Exchangeable Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

        On the date of purchase, the Company shall: (i) accept for payment the Exchangeable Preferred Stock tendered pursuant to the Change of Control Offer; (ii) deposit with the Transfer Agent money sufficient to pay the purchase price of all Exchangeable Preferred Stock so accepted; and
    (iii) deliver, or cause to be delivered, to the Transfer Agent, all Exchangeable Preferred Stock so accepted together with an officers' certificate specifying the Exchangeable Preferred Stock accepted for payment by the Company. The Company shall promptly mail to the Holders a new certificate representing any shares not so purchased. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings or replacements of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Exchangeable Preferred Stock or, if such Change of Control Offer is made, to pay for the Exchangeable Preferred Stock tendered for purchase.

        (4) LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except
    (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any Subsidiary owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) or (iv) if, immediately either giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation if made on the date of such issuance or sale.

        In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

        (5) UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any of its Restricted Subsidiaries is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or made payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation,
    (iv) neither the Company nor any of its Restricted Subsidiaries has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and
    (v) neither the Company nor any of its Restricted Subsidiaries has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Company may not designate the License Subsidiary, or any Subsidiary to which any properties or assets (other than current assets) owned by the Company or the License Subsidiary on the Closing Date have been transferred, as an Unrestricted Subsidiary.

        (b) The Board of Directors of the Company may designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under
    Section VIII(1), "Limitation on Debt," of this Certificate of Designation and (ii) no Voting Rights Triggering Event will have occurred and be continuing following such designation.

        (6) LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of a Subsidiary of the Company (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur $1.00 of additional Debt (other than Permitted Debt) in compliance with
    Section VIII(1), "Limitation on Debt," of this Certificate of Designation).

        (7) REPORTS. At all times from and after the earlier of (i) the date of the commencement of the Preferred Stock Exchange Offer or the effectiveness of the Preferred Stock Shelf Registration Statement (the "Preferred Stock Registration") and (ii) the date 180 days after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Transfer Agent and each Holder, or will supply to the Transfer Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Preferred Stock Shelf Registration Statement and the date 180 days after the Closing Date, the Company will, at its cost, deliver to each Holder of the Exchangeable Preferred Stock quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act. In addition, at all times prior to the Preferred Stock Registration, upon the request by any Holder or any prospective purchaser of the Exchangeable Preferred Stock designated by a Holder, the Company will supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

        (8) CONSOLIDATION, MERGER AND SALE OF ASSETS. Without the affirmative vote of the Holders of a majority of the issued and outstanding shares of Exchangeable Preferred Stock and the holders of any Parity Stock, voting or consenting, as the case may be, as a separate class, the Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or adopt a plan of liquidation unless:

           (a) Either (i) the Company is the surviving corporation or (ii) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (B) the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity, having in respect of such Surviving Entity the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction.

           (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Voting Rights Triggering Event shall have occurred or be continuing.

           (c) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Company (in the case of clause (i) of paragraph (a) or such person (in the case of clause (ii) of paragraph (a)) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation.

           (d) The Company delivers, or causes to be delivered, to the Transfer Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Certificate of Designation and that all conditions precedent in this Certificate of Designation relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        IX. NO REISSUANCE OF EXCHANGEABLE PREFERRED STOCK. None of the shares of Exchangeable Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.

        X. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

        XI. TRANSFER RESTRICTIONS. (a) The Series A Preferred Stock will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the Holder thereof:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS

    ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CITADEL BROADCASTING COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2),
    (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        (b) The Transfer Agent shall refuse to register any transfer of Series A Preferred Stock in violation of the restrictions contained in the legend provided for in Section XI(a).

        (c) The legend provided for in Section XI(a) may be removed if the Series A Preferred Stock has been registered pursuant to a Preferred Stock Shelf Registration Statement under the Securities Act. Unlegended Series B Preferred Stock may be issued in exchange for Series A Preferred Stock pursuant to a Preferred Stock Exchange Offer.

        (d) At any time after one year following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Series A Preferred Stock in the place of shares of legended Series A Preferred Stock.

        (e) In connection with proposed transfers of Series A Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each Holder of Series A Preferred Stock shall notify the Company or the Transfer Agent in the event of any transfer by such Holder of any shares of Series A Preferred Stock to a foreign transferee.

        XII. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Acquired Debt" means Debt of a person (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary,
    (b) assumed in connection with the acquisition of assets from such person or
    (c) secured by a Lien encumbering assets acquired from such person.

        "Acquired Preferred Stock" means preferred stock of a person
    (a) existing at the time such person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such person.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any of its Restricted Subsidiaries, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets
    (a) that is governed by the provisions of Section VIII(8), "Consolidation, Merger and Sale of Assets," of this Certificate of Designation, (b) to an Unrestricted Subsidiary, if permitted under Section VIII(2), "Limitation on Restricted Payments," of this Certificate of Designation, (c) representing obsolete or permanently retired equipment, (d) the gross proceeds of which (exclusive of indemnities) do not exceed $100,000 for any particular item or $500,000 in the aggregate for any fiscal year, or (e) the transfer of up to $500,000 of properties and assets, including cash, to a joint venture in which the Company or a Restricted Subsidiary has an equity interest, which joint venture is engaged in the internet service provider business.

        "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Facility.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

        "Capital Stock" of any person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such person's equity (however designated).

        "Capitalized Lease Obligation" means, with respect to any person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such person.

        "Change of Control" means the occurrence of any of the following events:

           (a) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Lawrence R. Wilson, Scott E. Smith, John E. von Schlegell, Baker, Fentress & Company, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., The Endeavour Capital Fund Limited Partnership and any trustee, in its capacity as trustee under the Voting Trust Agreement or Citadel Communications is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

           (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

           (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

        "Change of Control Offer" has the meaning specified in Section VIII(3) hereof.

        "Citadel Communications" means Citadel Communications Corporation, a Nevada corporation, and any successors thereof.

        "Closing Date" means July 3, 1997.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

        "Computation Period" has the meaning specified in Section VIII(2) hereof.

        "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding
    (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash during such period, (d) the net income (or loss) of any person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income will be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of
    (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

        "Consolidated Cash Flow" means, for any period, the sum of, without duplication, Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period: (a) the aggregate interest expense and preferred stock dividends of the Company and its Restricted Subsidiaries for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and any of its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that income tax expense, interest expense and preferred stock dividends, depreciation and amortization expense, and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Adjusted Net Income for such period. Solely for purposes of determining whether the Company could incur Debt pursuant to Section VIII(1)(a), "Limitation on Debt," of this Certificate of Designation, if the Company is permitted to give pro forma effect to an In-Market Acquisition of a radio station pursuant to clause (iii) of the second paragraph of such covenant, such calculation may also give pro forma effect to projected quantifiable improvements in operating results of such radio station due to cost reductions calculated in good faith by the Company and certified by an officers' certificate filed with the Transfer Agent. As used in the preceding sentence, the term "In-Market Acquisition" means the acquisition of a radio station or group of radio stations serving a metropolitan statistical area in which the Company or its Subsidiaries has owned, or has operated under a local marketing agreement, one or more radio stations for at least the preceding six months.

        "Consolidated Cash Flow Ratio" means, at any date, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the immediately preceding four fiscal quarters for which internal financial statements of the Company are available (the "Reference Period") to (ii) the aggregate amount of Consolidated Cash Flow for such Reference Period.

        "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation,
    (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capitalized Lease Obligations of the Company and any of its Restricted Subsidiaries, and (vi) the portion of any rental obligation of the Company and any of its Restricted Subsidiaries in respect of any sale and leaseback transaction allocable during such period to interest expense (determined as if it were treated as a Capitalized Lease Obligation) plus (b) all interest on any Debt of any other person guaranteed by the Company or any of its Restricted Subsidiaries: provided, however, that Consolidated Fixed Charges will not include any gain or loss from extinguishment of debt, including any write-off of debt issuance costs.

        "Credit Facility" means the loan agreement dated October 9, 1996 among the Company and the financial institutions and banks named therein, as amended, and as such agreement may be amended, restated, supplemented, replaced or refinanced or otherwise modified from time to time.

        "Debentures Trustee" means The Bank of New York, as Trustee under the Exchange Indenture, or any successor Debentures Trustee appointed in accordance with the terms of the Exchange Indenture.

        "Debt" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (a) every obligation of such person for money borrowed,
    (b) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) every obligation of such person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such person, (f) all Disqualified Stock of such person valued at its maximum fixed repurchase price, plus accumulated and unpaid dividends, (g) all Hedging Obligations of such person, and (h) every obligation of the type referred to in clauses
    (a) through (g) of another person and all dividends of another person
    (i) the payment of which, in either case, such person has guaranteed or
    (ii) which is secured by any Lien on any property or asset of such person, the amount of such Debt being deemed to be the lesser of the actual amount of the guarantee or the value of such property or asset subject to such Lien, as the case may be, and the amount of the Debt so guaranteed or secured, as the case may be. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Certificate of Designation, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability, for federal, state or local taxes or other taxes owed by such person will not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount at maturity of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

        "Disqualified Stock" means any class or series of Capital Stock that, either by its terms (or by the terms of any security into which it is convertible or exchangeable by contract or otherwise), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, prior to one year after the Mandatory Redemption Date, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon occurrence of a "change of control" occurring prior to the Mandatory Redemption Date will not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Exchangeable Preferred Stock as are required to be repurchased pursuant to
    Section VIII(3), "Purchase of Exchangeable Preferred Stock upon a Change of Control," of this Certificate of Designation; provided, however, that "Disqualified Stock" shall not include the Exchangeable Preferred Stock.

        "Dividend Default" has the meaning specified in Section V(b) hereof.

        "Dividend Payment Date" means each January 1 and July 1 of each year on which dividends shall be paid or are payable, any Redemption Date and any other date on which dividends in arrears may be paid.

        "Dividend Rate" has the meaning specified in Section II(a) hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Date" has the meaning specified in Section IV(a) hereof.

        "Exchange Debentures" means the 13 1/4% Exchange Debentures due 2009 of the Company, issuable pursuant to the Exchange Indenture in exchange for the Exchangeable Preferred Stock at the option of the Company.

        "Exchange Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc. as guarantor, and The Bank of New York, as trustee, relating to the Exchange Debentures.

        "Exchange Notice" has the meaning specified in Section IV(a) hereof.

        "Exchangeable Preferred Stock" has the meaning set forth in Section I hereof.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

        "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way, the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including without limitation, the payment of amounts drawn down under letters of credit.

        "Hedging Obligations" means the obligations of any person under
    (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements destined to protect such person against fluctuations in interest rates or the value of foreign currencies.

        "Holder" has the meaning specified in Section II(a) hereof.

        "Investment" (in any person) means (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person or the making of any investment in such person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and
    (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extension of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Junior Stock" has the meaning specified in Section VII hereof.

        "License Subsidiary" means Citadel License, Inc.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Mandatory Redemption Date" has the meaning specified in Section VI(b) hereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale,
    (b) provisions for all taxes payable as a result of such Asset Sale,
    (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Notes" means the 10 1/4% Senior Subordinated Notes due 2007 of the Company, issuable pursuant to the Notes Indenture.

        "Notes Indenture" means the Indenture dated as of July 1, 1997 among the Company, Citadel License, Inc., as guarantor, and The Bank of New York, as trustee, relating to the 10 1/4% Senior Subordinated Notes due 2007 of the Company.

        "Original Issue Date" means July 3, 1997.

        "Parity Stock" has the meaning specified in Section VII hereof.

        "Permitted Debt" has the meaning specified in Section VIII(1)(b) hereof.

        "Permitted Investments" means any of the following:

           (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
       (ii) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances with a maturity of 270 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and
       (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services.

           (b) Investments by the Company or any of its Restricted Subsidiaries in another person, if as a result of such Investment (i) such other person becomes a Restricted Subsidiary that would be a Subsidiary Debentures Guarantor under the Exchange Indenture or (ii) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that would be such a Subsidiary Debentures Guarantor.

           (c) Investments by the Company or any of its Restricted Subsidiaries in a Subsidiary Debentures Guarantor and Investments by any Restricted Subsidiary in the Company.

           (d) Investments in assets owned or used in the ordinary course of business.

           (e) Investments in existence on the Closing Date.

           (f) Promissory notes received as a result of Asset Sales provided that (i) the consideration received by the Company or the relevant Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors, whose good faith determination will be conclusive) and
       (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80%
       (A) cash or cash equivalents and/or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary which would be ranked senior to or PARI PASSU with the Exchange Debentures and release of the Company or such Restricted Subsidiary from all liability on such Debt.

           (g) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any of its Restricted Subsidiaries in an aggregate amount outstanding, at any time not exceeding $1,000,000.

           (h) Investments by the Company or any of its Restricted Subsidiaries in a joint venture that is engaged in the internet service provider business in an aggregate amount outstanding at any time not exceeding $500,000.

           (i) Other Investments that do not exceed $2,000,000 at any one time outstanding.

        "Preferred Stock" of any person means any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation.

        "Preferred Stock Exchange Offer" means an offer by the Company to exchange the Series A Preferred Stock for the Series B Preferred Stock pursuant to an effective registration statement.

        "Preferred Stock Registration" has the meaning set forth in
    Section VIII(7) hereof.

        "Preferred Stock Shelf Registration Statement" means a shelf registration statement which becomes effective and covers resales of the Series A Preferred Stock.

        "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of either (a) the Company or (b) Citadel Communications, the net proceeds from which (after deducting any underwriting discounts and commissions) are used by Citadel Communications to purchase Qualified Equity Interests of the Company; provided that, in either case, such net proceeds exceed $10,000,000.

        "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

        "Qualified Stock" of any person means any and all Capital Stock of such person, other than Disqualified Stock.

        "Redemption Date" has the meaning specified in
    Section VI(a)(i) hereof.

        "Redemption Notice" has the meaning specified in
    Section VI(c)(i) hereof.

        "Redemption Price" means the price at which the Exchangeable Preferred Stock may be redeemed.

        "Restricted Payment" has the meaning specified in Section VIII(2) hereof.

        "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Purchase and Exchange Agreement" means that certain Securities Purchase and Exchange Agreement, dated June 28, 1996, as amended by the First Amendment thereto dated

    December 31, 1996, and by the Second Amendment thereto dated March 17, 1997 among Citadel Communications, the Company and certain other parties.

        "Senior Stock" has the meaning specified in Section VII hereof.

        "Series A Preferred Stock" has the meaning set forth in Section I hereof.

        "Series B Preferred Stock" has the meaning set forth in Section I hereof.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries, (b) as of the end of such fiscal year was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year or
    (d) that holds one or more licenses material to the Company's business.

        "Subsidiary" means any person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

        "Subsidiary Debentures Guarantee" means a guarantee of the Exchange Debentures by a Restricted Subsidiary under the Exchange Indenture.

        "Subsidiary Debentures Guarantor" means the License Subsidiary and each other Restricted Subsidiary that issues a Subsidiary Debentures Guarantee under the Exchange Indenture.

        "Subsidiary Notes Guarantee" means a guarantee of the Notes by a Restricted Subsidiary under the Notes Indenture.

        "Transfer Agent" means The Bank of New York or any successor transfer agent.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date on which this Certificate of Designation was filed.

        "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
    Section VIII(5), "Unrestricted Subsidiaries," of this Certificate of Designation and (b) any Subsidiary of an Unrestricted Subsidiary.

        "Voting Rights Triggering Event" has the meaning set forth above in
    Section V(b) hereof.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

        "Voting Trust Agreement" means that certain Voting Trust Agreement dated as of March 17, 1997 by and among Citadel Communications, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Christopher Hall, as the initial Trustee thereunder and J. Walter Corcoran and Harlan Levy, each as an initial Back-Up Trustee thereunder.

        "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing
    (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                                   EXHIBIT A
                           FORM OF CERTIFICATE AS TO
                         COMPLETION OF DISTRIBUTION AND
                        TERMINATION OF RESTRICTED PERIOD

                                                         _____________, ________

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re: Citadel Broadcasting Company (the "Company") 13 1/4%
      Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and 13 1/4% Series B Exchangeable Preferred Stock (the "Series B Preferred Stock")

Dear Ladies and Gentlemen:

    This letter relates to   shares of Series A Preferred Stock represented by
the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to
Section XI(d) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Nevada on July
  , 1997 relating to the Series A Preferred Stock and the Series B Preferred Stock, we hereby certify that we are a person outside the United States to whom the Series A Preferred Stock could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the shares of Series A Preferred Stock represented by the Legended Certificate for a like number of shares of Series A Preferred Stock, which shall be represented by the attached Certificate (the "Unlegended Certificate"), which does not bear a legend outlining restrictions upon the transfer of such Unlegended Certificate, all in the manner provided for in the Certificate of Designation.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

                                   EXHIBIT B
                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                   _______, ____

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re:  Citadel Broadcasting Company (the
       "Company") 13 1/4% Series A Exchangeable
       Preferred Stock (the "Securities")

Dear Sirs:

    In connection with our proposed purchase of   shares of the Securities, we
confirm that:

        1. The undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities, except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,
    (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

        3. We understand that, on any proposed resale of any Securities or Conversion Shares, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

                                   EXHIBIT C
                      FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention:

    Re: Citadel Broadcasting Company (the
      "Company") 13 1/4% Series A Exchangeable
      Preferred Stock (the "Securities")

Dear Sirs:

    In connection with our proposed sale of       shares of the Securities, we
confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

        (1) the offer of the Securities was not made to a person in the United States;

        (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
    (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

    In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,
                                          [Name of Holder]
                                          By:
                                          Authorized Signature

III.  That, the shareholder approval requirement contained in Nev. Rev. Stat.
Section 1955, subsection 3, does not apply to this Amended Certificate of Designation, because Section V of the Original Designation provides otherwise, and the changes to the Original Designation contained in this Amended Certificate of Designation do not materially or adversely affect the specified rights, preferences, privileges or voting rights of the Exchangeable Preferred Stock.

             [The remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this Amended Certificate of Designation to be duly executed in its corporate name on this 23rd day of July, 1997.

                                                       CITADEL BROADCASTING COMPANY

                                                       By:  /s/ LAWRENCE R. WILSON
                                                            -----------------------------------------
                                                            Name: Lawrence R. Wilson
                                                            Its: President

                                                       By:  /s/ DONNA L. HEFFNER
                                                            -----------------------------------------
                                                            Name: Donna L. Heffner
                                                            Its: Secretary

STATE OF ARKANSAS
COUNTY OF PULASKI

    This instrument was acknowledged before me on July 30, 1997 by Lawrence R. Wilson, as President of Citadel Broadcasting Company.

[SEAL:
Sheila A. Hornecker                                    /s/ SHEILA A. HORNECKER
Notary Public                                          ---------------------------------------------
Pulaski County, AR]                                    Notary Public

(Seal, if any)                                         My Commission Expires 8-1-99

STATE OF ARIZONA
COUNTY OF MARICOPA

    This instrument was acknowledged before me on July 23, 1997 by Donna L. Heffner, as Secretary of Citadel Broadcasting Company.

                                                       /s/ SUSAN M. KAISER
                                                       ---------------------------------------------
                                                       Notary Public

(Seal, if any)                                         My Commission Expires April 24, 2000

         THE DEPOSITARY FOR THE OFFER AND THE CONSENT SOLICITATION IS:

                              THE BANK OF NEW YORK

  BY REGISTERED OR CERTIFIED      BY FACSIMILE TRANSMISSION:    BY HAND OR OVERNIGHT DELIVERY:
            MAIL:
     The Bank of New York               (212) 815-6339               The Bank of New York
    101 Barclay Street, 7E                                            101 Barclay Street
      New York, NY 10286           CONFIRM BY TELEPHONE OR         Corporate Trust Services
                                    FOR INFORMATION CALL:                   Window
  Attention: William Buckley           William Buckley                New York, NY 10286
  Reorganization Department             (212) 815-5788            Attention: William Buckley
                                                                  Reorganization Department

    Any questions or requests for assistance or additional copies of this document, the consent and letter of transmittal or the notice of guaranteed delivery may be directed to the Information Agent at the telephone numbers and address listed below. A stockholder may also contact the Dealer Manager at its telephone numbers set forth below or such stockholder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the offer and consent Solicitation.

                            ------------------------

      THE INFORMATION AGENT FOR THE OFFER AND THE CONSENT SOLICITATION IS:

                                   INNISFREE

                         501 Madison Avenue, 20th Floor

                            New York, New York 10022

                Bankers and Brokers Call Collect: (212) 750-5833

                   All Others Call Toll Free: (888) 750-5834

                            ------------------------

                      THE DEALER MANAGER FOR THE OFFER AND
            THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                                   JP MORGAN

                                270 Park Avenue

                            New York, New York 10017

                             Attention: Robert Berk

                         Call: (212) 270-1100 (collect)

                                       or

                           (800) 245-8812 (toll-free)